                                                                    EXHIBIT 10.1

                                      LEASE


                             SCIENCE PARK CENTER LLC
                                   "LANDLORD"

                                       AND

                          NEUROCRINE BIOSCIENCES, INC.
                                    "TENANT"




                                     LOT 30
                           TORREY PINES SCIENCE CENTER
                              SAN DIEGO, CALIFORNIA

* Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act.

                                      LEASE

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
1.      Lease Premises.....................................................................  1
2.      Basic Lease Provisions.............................................................  1
3.      Term...............................................................................  2
4.      Construction, Possession and Commencement Date.....................................  2
5.      Rent...............................................................................  4
6.      Rental Adjustments.................................................................  5
7.      Additional Rent and Expenses.......................................................  5
8.      [Intentionally Left Blank].......................................................... 7
9.      [Intentionally Left Blank].......................................................... 7
10.     Use................................................................................. 7
11.     Brokers............................................................................ 10
12.     Holding Over....................................................................... 11
13.     Taxes and Assessments.............................................................. 11
14.     Condition of Premises.............................................................. 13
15.     Parking Facilities................................................................. 14
16.     Utilities and Services............................................................. 14
17.     Alterations........................................................................ 14
18.     Repairs and Maintenance............................................................ 15
19.     Liens.............................................................................. 16
20.     Indemnification and Exculpation.................................................... 17
21.     Insurance - Waiver of Subrogation.................................................. 18
22.     Damage or Destruction.............................................................. 21
23.     Eminent Domain..................................................................... 23
24.     Defaults and Remedies.............................................................. 25
25.     Assignment or Subletting........................................................... 28
26.     Attorney's Fees.................................................................... 30
27.     Bankruptcy......................................................................... 30
28.     Definition of Landlord............................................................. 30
29.     Estoppel Certificate............................................................... 31
30.     Removal of Property ............................................................... 31
31.     Limitation of Landlord's Liability................................................. 32
32.     Control by Landlord................................................................ 33
33.     Quiet Enjoyment.................................................................... 33
34.     Quitclaim Deed..................................................................... 33
35.     Subordination and Attornment....................................................... 34
36.     Surrender.......................................................................... 35
37.     Waiver and Modification............................................................ 35
38.     Waiver of Jury Trial and Counterclaims............................................. 35
39.     Hazardous Materials................................................................ 35
40.     Option to Extend................................................................... 39


41.     Right of First Refusal to Purchase Premises........................................ 40
42.     Miscellaneous...................................................................... 41

        42.1    Terms and Headings......................................................... 41
        42.2    Examination of Lease....................................................... 41
        42.3    Time....................................................................... 41
        42.4    Covenants and Conditions................................................... 41
        42.5    Consents................................................................... 41
        42.6    Entire Agreement........................................................... 41
        42.7    Severability............................................................... 41
        42.8    Recording.................................................................. 41
        42.9    Impartial Construction..................................................... 41
        42.10   Inurement.................................................................. 42
        42.11   Force Majeure.............................................................. 42
        42.12   Notices.................................................................... 42
        42.13   Authority to Execute Lease................................................. 42

EXHIBIT "A" -- Work Letter

EXHIBIT "B" -- Form of Acknowledgement of Term Commencement Date

                                      LEASE


        THIS LEASE ("Lease") is made as of July 31, 1997, by and between SCIENCE PARK CENTER LLC, a California limited liability company ("Landlord"), and NEUROCRINE BIOSCIENCES, INC., a Delaware corporation ("Tenant").

        1.     LEASE PREMISES

               1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, those certain premises ("Premises") consisting of (i) that certain real property ("Land") legally described as Lot 30 of Torrey Pines Science Center, Unit No. 2, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 12845, filed in the Office of the County Recorder of San Diego County on July 23, 1991, (ii) the entirety of the building (the "Building") to be constructed on the Land, to consist of two levels over a subterranean area, and (iii) all landscaping, drainage, irrigation, lighting, parking facilities, walkways, driveways and other improvements and appurtenances related thereto, including, but not limited to, ingress and egress to the public right-of-way as shown on the plans prepared pursuant to the Work Letter attached hereto as Exhibit "A" (the "Improvements"). The Premises are a part of a development known as Torrey Pines Science Center.

        2.     BASIC LEASE PROVISIONS

               2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

              2.1.1      Rentable Area of Premises:
                         Approximately *** square feet

              2.1.2      Basic Annual Rent: ***

              2.1.3      Monthly Installment of Basic
                         Annual Rent: ***

              2.1.4      (a) Estimated Term Commencement Date:
                             September 1, 1998

                         (b) Term Expiration Date:  *** from the
                             Term Commencement Date

              2.1.5      Permitted Use: Uses permitted in Section 10.1

* confidential treatment

              2.1.6      Address for Rent Payment and Notices to Landlord:

                         Science Park Center LLC
                         4350 La Jolla Village Drive, Suite 930
                         San Diego, California 92122

                         Address for Notices to Tenant Prior to Occupancy:

                         Neurocrine Biosciences, Inc.
                         3050 Science Park Road
                         San Diego, California 92121

                         Address for Notices to Tenant After Occupancy:

                         Neurocrine Biosciences, Inc.
                         10555 Science Centre Drive
                         San Diego, California 92121

               2.2 Capitalized terms not otherwise defined in this Lease shall have the meaning set forth in the Work Letter attached hereto as Exhibit "A" ("Work Letter").

        3.     TERM

               3.1 This Lease shall take effect upon the date of execution hereof by each of the parties hereto, and each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution hereof by each of the parties hereto.

               3.2 The approximate term of this Lease is as set forth in Section
2.1.4. The actual term of this Lease will be that period from the Term Commencement Date through the Term Expiration Date, subject to earlier termination of this Lease or extension of the term of this Lease as provided herein.

        4.     CONSTRUCTION, POSSESSION AND COMMENCEMENT DATE

               4.1 Landlord shall construct the Building and Improvements (the "Project Work") in accordance with the provisions of the Work Letter. Costs and expenses associated with the Project Work shall be paid by Landlord in an amount not to exceed *** and costs and expenses associated with the Project Work in excess of such amount, if any, shall be paid by Tenant. Landlord shall commence construction of the Project Work prior to September 1, 1997, as such date is extended by the number of days of Tenant-Caused Delays and Force-Majeure Delays. Tenant agrees that in the event Landlord fails to commence construction of the Project on or before September 1, 1997, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. To "commence construction" shall mean to commence grading of the Land. Once Landlord has commenced grading, Landlord will diligently pursue the Project Work to completion.

* confidential treatment

               4.2 Landlord shall endeavor to tender possession of the Premises, with the Project Work Substantially Completed, to Tenant on the estimated Term Commencement Date as set forth in Section 2.1.4(a). Tenant agrees that in the event Landlord fails to tender possession of the Premises with the Project Work Substantially Completed on or before the estimated Term Commencement Date, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom except as expressly provided herein. In such event, however, Tenant's obligation to pay Basic Annual Rent and Operating Expenses shall not commence until the actual Term Commencement Date. Without limiting the generality of the foregoing, Tenant expressly waives any right to terminate this Lease because of delays in completion of construction of the Project Work, except Tenant shall have the right to terminate this Lease (i) due to nonperformance by Landlord if Landlord has not tendered possession of the Premises with such work Substantially Completed on or before a date one year after the estimated Term Commencement Date, as such date is extended by the number of days of Tenant-Caused Delays and Force-Majeure Delays; or (ii) if on or before October 1, 1997, Landlord has failed, for any reason whatsoever, to secure (a) a construction loan for the construction of the Premises in the approximate amount of *** or (b) grading and foundation permits necessary for the commencement of construction of the Premises.

               4.3 The actual Term Commencement Date shall be a date selected by Tenant no later than the later of (i) the date Landlord tenders possession of the Premises to Tenant with all the Project Work Substantially Completed, or
(ii) the maturity date of the construction loan for the Project Work. Landlord and Tenant shall execute a written acknowledgment of the Term Commencement Date and the Term Expiration Date when such is established in substantially the form attached hereto as Exhibit "B" and attach it to this Lease as Exhibit "B-1"; however, failure to execute and deliver such acknowledgement shall not affect Tenant's liability hereunder.

               4.4 As used in Section 4.4 above and elsewhere in this Lease and the Work Letter, the terms "Substantially Complete", "Substantially Completed", and "Substantial Completion" shall mean the date of receipt of an interim or final right to occupy from the City of San Diego (or check-off of line 61, "approved to occupy," of the inspection card, or comparable line if the card is modified), and all conditions to the issuance of a final certificate of occupancy have been satisfied, including any offsite conditions, and the only steps which must be taken by the appropriate governmental agency to issue the final certificate of occupancy are purely ministerial in nature. "Substantial Completion" is not dependent upon completion of punch-list items described in
Section 6.3 of the Work Letter or receipt of a formal certificate of occupancy. However, "Substantial Completion" shall not be earlier than the date the air in the Premises is balanced sufficiently to allow the conduct of Tenant's business (as certified by the mechanical subcontractor), and shall not be later than the date Tenant actually commences the conduct of its business on the Premises (regardless of the state of the air balancing).

               4.5 Prior to entry by Tenant onto the Premises before the Term Commencement Date for the purposes of installing improvements or the placement of personal property, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of
Article 21 are in effect. Entry by Tenant onto the Premises prior to the Term Commencement Date for such purposes shall be subject to all of the terms and conditions of this Lease other than the payment of Basic Annual Rent and


                                      - 3 -
* confidential treatment

Operating Expenses, shall not interfere with the performance by Landlord or the Project Contractor with the Project Work, shall be limited to the last ninety
(90) days prior to the estimated Substantial Completion of the Premises, and shall be made only with the advance written consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall allow Tenant such entry no later than at least thirty (30) days prior to Substantial Completion of the Premises. In the event of entry by Tenant or its agents onto the Premises prior to the Term Commencement Date, Tenant agrees to indemnify, protect, defend and hold Landlord harmless from any and all loss or damage to property, completed work, fixtures, equipment, materials or merchandise, or from liability for death of or injury to any person arising from Tenant's entry onto the Premises, except to the extent caused by the active negligence of Landlord or its agents. Tenant's entry prior to the Term Commencement Date shall not be deemed Tenant's acceptance of the Premises.

               4.6 The Landlord named herein (Science Park Center LLC) guarantees lien-free completion of the Project Work pursuant to the provisions of this Lease and the Work Letter, regardless of any assignment of its interest herein, unless prevented from doing so by Tenant's failure to perform its obligations under this Lease or the Work Letter.

 .       5.     RENT

               5.1 Tenant agrees to pay Landlord as Basic Annual Rent for the Premises the sum set forth in Section 2.1.2, subject to the rental adjustments provided in Article 6. Basic Annual Rent shall be paid in the equal monthly installments set forth in Section 2.1.3, subject to the rental adjustments provided in Article 6 hereof, each in advance on the first day of each and every calendar month during the term of this Lease.

               5.2 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent"), at the times hereinafter specified in this Lease, Operating Expenses as provided in Article 7, and all other amounts that Tenant assumes or agrees to pay under the provisions of this Lease, including without limitation any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant.

               5.3 Basic Annual Rent and Additional Rent shall together be denominated "Rent." Except as expressly set forth in this Lease, Rent shall be paid to Landlord, without notice, demand, abatement, suspension, deduction, setoff, counterclaim, or defense except as set forth in Section 5.6, in lawful money of the United States of America, at the office of Landlord as set forth in
Section 2.1.6 or to such other person or at such other place as Landlord may from time to time designate in writing.

               5.4 In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty
(30) day month and shall be paid at the then current rate for such fractional month prior to the commencement of the partial month.

               5.5 This is an absolutely net lease to Landlord. It is the intent of the parties that the Basic Annual Rent payable under this Lease shall be an absolutely net return to Landlord and that Tenant shall pay all costs and expenses relating to the Premises unless otherwise expressly provided in this Lease. Any amount or obligation herein relating to the Premises which is not expressly declared to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant's expense. This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, except as expressly provided herein.

               5.6. Tenant may, at its election and from time to time, so long as Tenant is not in default under any provision of this Lease, make payments of Basic Annual Rent directly to the institutional lender which funds the construction loan for the construction of the Premises, and to the institutional lender which ultimately provides permanent financing for the Premises (most likely, Tokai Bank of California). Tenant may also, at it's election and from time to time, so long as Tenant is not in default under any provision of this Lease, and so long as Landlord is not in default under any provision of the first mortgage encumbering the Premises, make payments of Basic Annual Rent directly to the holder of the note secured by the second mortgage encumbering the Premises. In no event may Tenant in any one month pay more than one monthly installment of principal and interest under each note, and in no event may Tenant thereby pay more than the Basic Annual Rent then due under this Lease. Any payments made by Tenant under this Section 5.6 to the holder of either note may be deducted by Tenant from the monthly installment of Basic Annual Rent then due Landlord under this Lease.

        6.     RENTAL ADJUSTMENTS

               6.1 The initial Basic Annual Rent set forth in Section 2.1.2 shall be increased or decreased, as the case may be, to an amount equal to *** of the total costs for the acquisition, development and construction of the Premises, as determined in accordance with the pro forma attached to and incorporated into the Work Letter.

               6.2 The Basic Annual Rent then in effect (as adjusted pursuant to Section 6.1 and as previously increased pursuant to this Section 6.2) shall be increased each year by ***. The first such increase shall become effective commencing with that monthly rental installment which is first due on or after the first (1st) anniversary of the Term Commencement Date and subsequent increases shall become effective on the same day of each calendar year thereafter for so long as this Lease continues in effect.

        7.     ADDITIONAL RENT AND EXPENSES

               7.1 As Additional Rent, Tenant shall pay to Landlord on the first day of each calendar month of the term of this Lease, as Additional Rent, (i) reimbursement and expenses of Landlord's performance of any obligations of Tenant under this Lease, including but not limited to the provisions of Section 7.2, Article 13 (Taxes and Assessments), Article 16 (Utilities and Services),
Article 18 (Repairs and Maintenance), Article 22 (Damage or Destruction), and
Section 24.3, and (ii) costs of management services in an the amount of *** per month (increased each year by ***.


*confidential treatment

               7.2 Tenant shall pay directly to the provider of the services all costs of any kind incurred in connection with the operation, maintenance, repairs, replacements and management of the Premises ("Operating Expenses"), including, by way of examples and not as a limitation upon the generality of the foregoing, (i) costs of maintenance, repairs and replacements to improvements, fixtures and personal property within the Premises as appropriate to maintain the Premises in commercially reasonable condition (allowing wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings), including capital and structural improvements, equipment utilized for operation and maintenance of the Premises, and all other improvements, fixtures and personal property; (ii) costs of new improvements and fixtures added to the Premises; (iii) costs of utilities furnished to the Premises; (iv) sewer fees; (v) costs of cable TV when applicable; (vi) costs of trash collection; (vii) costs of cleaning; (viii) costs of maintenance, repairs and replacements of heating, ventilation, air conditioning, plumbing, electrical and other systems; (ix) costs of maintenance of landscape, grounds, drives and parking areas, including periodic resurfacing;
(x) assessments and other expenses payable pursuant to the Project Documents (described in Section 10.2); (xi) costs of security services and devices; (xii) costs of building supplies; (xiii) insurance premiums and portions of insured losses deductible by reason of insurance policy terms; (xiv) costs of service contracts and services of independent contractors retained to do work of a nature before referenced; (xv) costs of storage and removal of Hazardous Materials; (xvi) costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Premises, its equipment, the adjacent walks, landscaped areas, drives, and parking areas, including without limitation, janitors, floorwaxers, window-washers, watchmen, gardeners, sweepers, and handymen; and (xvii) costs of compliance with applicable governmental laws, ordinances, regulations and requirements.

               7.3 Landlord shall not be liable, or responsible for payment of, any expenses of maintaining, repairing or replacing the Premises or any part thereof.

               7.4 Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date. The responsibility of Tenant for Operating Expenses attributable to the Premises shall continue to the latest of (i) the date of termination of the Lease, or
(ii) the date Tenant has fully vacated the Premises.

               7.5 Operating Expenses for the calendar year in which Tenant's obligation to pay them commences and in the calendar year in which such obligation ceases shall be prorated. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to pay Operating Expenses.

               7.6 In fulfilling its obligations set forth in Section 7.2 and
Article 18, Tenant shall maintain the roof, HVAC system, elevator and other systems in accordance with no less than the minimum standards established by the manufacturer and the minimum standards necessary to maintain any warranties in effect, and Tenant may enter into such maintenance contracts as Tenant determines is reasonably necessary in order to do so. Landlord shall have the right, upon reasonable notice, to inspect and copy any such maintenance contracts, as well as records of maintenance conducted by Tenant or any such service provider.

               7.7 Landlord shall have the right, upon reasonable notice, to inspect and copy documents showing in reasonable detail the actual expenses paid by Tenant pursuant to Section 7.2, Article 13 (Taxes and Assessments), and
Article 16 (Utilities and Services) of this Lease. Tenant shall maintain such documents as are reasonably necessary for such purpose for a period of not less than three (3) years.

        8.     [INTENTIONALLY LEFT BLANK]

        9.     [INTENTIONALLY LEFT BLANK]

 .       10.    USE

               10.1 Tenant may use the Premises for any of those purposes, and only those purposes, allowed by (i) the City of San Diego Scientific Research Zone Ordinance in effect from time to time and as applicable to the Premises,
(ii) any other applicable laws, regulations, ordinances, requirements, permits and approvals applicable to the Premises, and (iii) all covenants, conditions and restrictions in the Project Documents (defined in the following Section 10.2) or otherwise recorded against the Land, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without the prior written consent of Landlord. Landlord acknowledges that Tenant's activities may include scientific research and development pertaining to pharmaceuticals (including radio-active materials and other regulated substances), corporate and other office space, ancillary manufacturing capabilities, and vivarium facilities. Tenant may change the use of the Premises from time to time as long as such changed use is authorized by this Section 10.1 or may otherwise be legally permissible with the consent of Landlord, which consent shall not be unreasonably withheld.

               10.2 Tenant shall conduct its business operations and use the Premises in compliance with all federal, state, and local laws, regulations, ordinances, requirements, permits and approvals applicable to the Premises, and the Project Documents described below. Tenant shall not use or occupy the Premises in violation of any law or regulation, the Project Documents, or the certificate of occupancy issued for the Building, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law, the certificate of occupancy, or any of the Project Documents. To the extent any use allowed by this Lease conflicts with uses allowed by the Project Documents, the Project Documents shall govern.

                        Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Premises.

                        The "Project Documents" include the following documents, as they may be amended from time to time:

                         (a) "Project Plans", as described in the Work Letter;

                         (b) Hazardous Material Documents, as such are defined
in Section 39.5;

                         (c) Declaration of Covenants, Conditions and
Restrictions for Torrey Pines Science Center (Unit 2) dated June 22, 1994, and recorded on June 27, 1994 as File No. 1994-0405385 of the Official Records of San Diego County, California ("CC&Rs");

                         (d) Articles of Incorporation and Bylaws of Torrey
Pines Science Center Association for Unit 2;

                         (e) Planned Industrial Development Permit No. 86-0884
and Planning Director Resolution No. 7658, dated September 26, 1988, as amended to incorporate the conditions of approval of Coastal Development Permit No. 6-88-504, and including a copy of the City regulations for the SR Zone, and amended PID 96-0738;

                         (f) Coastal Development Permit No. 6-88-504, approved
February 5, 1991, and all conditions of approval thereof;

                         (g) Transportation Demand Management Program for Torrey
Pines Science Center, prepared by the North City TMA Network, dated January 24, 1990;

                         (h) Torrey Pines Science Center Signage Guidelines and
Criteria, prepared by Graphics Solutions, dated November 17, 1989;

                         (i) Final Map No. 12845;

                         (j) Provisions of the SR Zone and other applicable
zoning as such may be adopted or amended by the City of San Diego from time to time;

                         (k) Preliminary Title Report issued by Chicago Title
Company dated as of June 6, 1997, and identified as Order No. 007353168, as modified by that Supplemental Report dated June 16, 1997, as further modified by that Supplemental Letter dated June 17, 1997, reflecting the status of title to the Land, together with a plat of all easements and copies of all underlying documents referred to therein;

                         (l) Preliminary Geotechnical Investigation prepared by
Leighton Associates dated December 19, 1989;

                         (m) As-Graded Geotechnical Report prepared by Leighton
Associates dated December 12, 1991;

                         (n) Grading Plans for Torrey Pines Science Center Unit
2, prepared by Rick Engineering and approved by the City Engineer on March 13, 1991, and a Certificate from Rick Engineering indicating that the Property has been graded in conformance with such Grading Plans;

                         (o) Phase I Environmental Site Assessment prepared by
Harding Lawson Associates dated October 19, 1988;

                         (p) Phase II Environmental Site Assessment prepared by
Harding Lawson Associates dated April 17, 1989;

                         (q) Updated Phase 1 Environmental Site Assessment
prepared by Harding Lawson Associates dated April 29, 1994;

                         (r) Any updated Environmental Site Assessment prepared
as a part of this transaction;

                         (s) Documents evidencing the release of the Property
from the Licenses described in Section 10.3 of the Lease;

                        (t) Declaration of Restrictions and Maintenance Agreement executed by Chevron Land and Development Company and recorded on February 15, 1990 as File No. 90-086015 of the Official Records of San Diego County, California.

               10.3 Tenant understands and acknowledges that property within two thousand feet of the Premises, and of which the real property underlying the Premises was originally a part, is used for commercial engineering and manufacturing in the field of nuclear power, including the use, operation and/or production of high temperature gas-cooled reactors, radioisotope and radiopharmaceutical substances, fusion, and research and development activities related thereto. Tenant understands that the real property underlying the Premises has been investigated and evaluated by the United States Nuclear Regulatory Agency ("NRC") and released from any further NRC licensing or oversight responsibility. Tenant understands that low-level radioactive wastes may be present on the property underlying the Premises. Tenant has made its own determination that the physical condition of the property as described herein does not interfere with Tenant's intended use of the Premises, and is not relying on any representation or warranty, express or implied, of Landlord or Landlord's Agents (as defined in Section 20.1 below) in that regard.

               10.4 Tenant shall not do or permit to be done anything which will invalidate or increase the cost (unless Tenant agrees to pay such increased cost) of any fire, extended coverage or any other insurance policy covering the Premises, or which will make such insurance coverage unavailable on commercially reasonable terms and conditions, and shall comply with all rules, orders, regulations and requirements of the insurers of the Premises.

               10.5 Tenant shall comply with the Americans with Disabilities Act of 1990 ("ADA"), and the regulations promulgated thereunder, as amended from time to time. All responsibility for compliance with the ADA relating to the Premises and the activities conducted by Tenant within the Premises shall be exclusively that of Tenant and not of Landlord, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Premises. Any alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with Article 17 of this Lease; provided, that Landlord's consent to such alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such alterations comply with the provisions of the ADA. However, nothing in this Lease shall be construed to require Tenant to make structural or capital improvements, alterations, repairs or replacements to comply with ADA unless and until required to do so by order of any government entity or court of law exercising proper jurisdiction with regard thereto, subject to any right to appeal or otherwise contest any such order.

               10.6 Tenant may install signage on and about the Premises to the extent permitted by, and in conformity with, applicable provisions of the Project Documents and the City of San Diego Sign Ordinance. Tenant acknowledges it is familiar with the restrictions of the Project Documents and the City of San Diego Sign Ordinance, and is not relying on any representations or warranty of Landlord regarding the number, size or location of any signage. The expense of design, permits, purchase and installation of any signs shall be the responsibility of Tenant and the cost thereof shall be borne by Tenant. At the termination of the Lease, all signs shall be the property of Tenant and may be removed from the Premises by Tenant, subject to the provisions of Article 36. In the event Tenant receives permission from the City of San Diego under the Sign Ordinance for signage which is not allowed by other Project Documents, Landlord shall reasonably cooperate with Tenant in an effort to amend such other Project Documents to allow such signage.

               10.7 No equipment shall be placed at a location within the Building other than a location designed to carry the load of the equipment. Equipment weighing in excess of floor loading capacity shall not be placed in the Building.

               10.8 Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance or waste in, on, or about the Premises.

        11.    BROKERS

               11.1 Landlord and Tenant represent and warrant one to the other that there have been no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than CB CommerciAl (Neil
Fox), whose commission shall be paid by Landlord. Each shall indemnify, defend, protect, and hold harmless the other from any claim of any other broker as a result of any act or agreement of the indemnitor.

               11.2 Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease other than as contained in this Lease.

        12.    HOLDING OVER

               12.1 If, with Landlord's consent, Tenant holds possession of all or any part of the Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with Article 5 the Basic Annual Rent as adjusted from the Term Commencement Date in accordance with Article 6, together with Operating Expenses in accordance with Article 7 and other Additional Rent as may be payable by Tenant, and such month-to-month tenancy shall be subject to every other term, covenant and condition contained herein.

               12.2 If Tenant remains in possession of all or any portion of the Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that monthly rental shall be equal to one hundred twenty five percent (125%) of the Basic Annual Rent in effect during the last twelve (12) months of the Lease term.

               12.3 Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.

               12.4 The foregoing provisions of this Article 12 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord under Article 24 or elsewhere in this Lease or as otherwise provided by law.

        13.    TAXES AND ASSESSMENTS

               13.1 Tenant shall pay and discharge as they become due, promptly and before delinquency, all taxes, assessment, rates, charges, license fees, municipal liens, levies, excises or imposts, whether general or special, or ordinary or extraordinary, of every name, nature, and kind whatsoever, including all governmental charges of whatsoever name, nature, or kind, which may be levied, assessed, charged, or imposed, or may become a lien or charge on the Premises, or any part thereof, or any improvements now or hereafter thereon, or on Landlord by reason of its ownership of the Premises or any part thereof, during the entire term hereof, saving and excepting only those taxes hereinafter in this Article 13 specifically excepted.

               13.2 Specifically and without in any way limiting the generality of the foregoing, Tenant shall pay any and all special assessments or levies or charges made by any municipal or political subdivision for local improvements, and shall pay the same in cash as they shall fall due and before they shall become delinquent and as required by the act and proceedings under which any such assessments or levies or charges are made by any municipal or political subdivision. If the right is given to pay either in one sum or in installments, Tenant may elect either mode of payment and its election shall be binding on Landlord. If by making an election to pay in installments, any of the installments shall be payable after the termination of this Lease or any extended term thereof, the unpaid installments shall be prorated as of the date of termination, and amounts payable after said date shall be paid by Landlord. All other taxes and charges payable under this Article 13 shall be prorated as of and payable at the commencement and expiration of the term of this Lease, as the case may be. Landlord shall not during the term of this Lease undertake any action to place any special assessments, levies or charges on the Premises without first obtaining the prior written approval of Tenant, other than those due to new construction, those payable under any of the Project Documents, and those imposed by the City of San Diego or other government entity over which Landlord has no control. If Landlord does undertake such action without Tenant's approval, Landlord, and not Tenant, shall pay any special assessments, levies or charges sought by such action.

               13.3 Anything in this Article 13 to the contrary notwithstanding, Tenant shall not be required to pay any estate, gift, inheritance, succession, franchise, income, or excess profits taxes that may be payable by Landlord or Landlord's legal representative, successors, or assigns.

               13.4 Any and all rebates on account of taxes, rates, levies, charges or assessments required to be paid and paid by Tenant under the provisions of this Lease shall belong to Tenant, and Landlord will, on the request of Tenant, execute any receipts, assignments, or other acquittances that may be necessary in order to secure the recovery of the rebates, and will pay over to Tenant any rebates that may be received by Landlord.

               13.5 Within ninety (90) days following the conclusion of each calendar year during the term of this Lease, and at such more frequent times as Landlord may reasonably request, Tenant shall obtain and deliver to Landlord receipts or duplicate receipts or copies thereof evidencing payment of all taxes, assessments and other items required hereunder to be paid by Tenant, together with an accounting showing in reasonable detail the taxes, assessments and other items paid.

               13.6 Tenant shall pay not less than ten (10) days before delinquency taxes levied against any improvements, fixtures, equipment and personal property of Tenant or Landlord in or about the Premises, including any and all personal property installed as part of the Project Work.

               13.7 If Tenant shall in good faith desire to contest the validity or amount of any tax, assessment, levy, or other governmental charge herein agreed to be paid by Tenant, Tenant shall be permitted to do so, and to defer the payment of said tax or charge, the validity or amount of which Tenant is so contesting, until final determination of the contest, by giving to Landlord written notice thereof prior to the commencement of any contest, which shall be at least fifteen (15) days prior to delinquency, and by protecting Landlord on demand by a good and sufficient surety bond against any tax, levy, assessment, rate or governmental charge, and from any costs, penalties, interest, liability, or damage arising out of a contest. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case, Landlord shall join in the contest or permit it to be brought in Landlord's name so long as Landlord is not required to bear any costs. Tenant, on final determination of the contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest and penalties incidental to the decision or judgment.

               13.8 To the extent Tenant fails to make any payment required by this Article 13 and Landlord does so on Tenant's behalf, Tenant shall reimburse Landlord for the cost thereof pursuant to the provisions of Sections 7.1 and
24.3 of this Lease.

        14.    CONDITION OF PREMISES

               14.1 Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, with respect to the condition of the Premises, or to the Project Work, except as set forth herein, or with respect to their suitability for the conduct of Tenant's business.

               14.2 Upon Substantial Completion of the Premises, Tenant shall accept the Premises, including the Project Work, in the condition in which they then exist, and shall waive any right or claim Tenant may have against Landlord for any cause directly or indirectly arising out of the condition or delay in delivery of possession of the Premises, appurtenances thereto, the improvements thereon and the equipment thereof, except for (i) the warranties made by Landlord under Section 14.4 to the extent thereof, (ii) responsibility for covenants and representations made by Landlord in Section 39.8, (iii) the obligation to deliver the Premises lien-free pursuant to Section 35.4, (iv) the completion of punch-list items pursuant to Section 6.3 of the Work Letter, and
(v) Tenant's right to terminate this Lease pursuant to Section 4.2 hereof. Tenant shall thereafter indemnify, defend, protect and hold Landlord harmless from liability, as provided in Article 20 of the Lease.

               14.3 Tenant's taking possession of the Premises and acceptance of the Premises shall not constitute a waiver of any claims based upon warranty or defect in regard to design, materials, or construction of the Building and Improvements against the design professional, contractor, materialman, manufacturer, or other responsible party (other than Landlord, whose liability is described in Section 14.4 below), nor for failure of any such party (other than Landlord) to comply with all applicable building code requirements (including but not limited to seismic Zone 4 regulations), laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, nor for failure to comply with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Landlord hereby assigns to Tenant, and Tenant shall have the benefit of, on a non-exclusive basis, any and all warranties with respect to the design, materials and construction of the Premises which are assignable to Tenant, together with all other rights and claims it may have against any design professional, contractor, materialman, manufacturer, or other responsible party, or from applicable insurance policies. Landlord and Tenant agree to cooperate with regard to the enforcement of all such warranties, rights and claims. All such warranties, rights and claims shall revert to Landlord exclusively upon the expiration or earlier termination of this Lease. Tenant shall comply with whatever maintenance and similar standards are required to maintain any applicable warranties in affect.

               14.4 Landlord warrants to Tenant that the Building and Improvements will be, on Substantial Completion, built in a good and workmanlike manner and in substantial compliance with the Project Plans and all applicable building code requirements (including but not limited to seismic Zone 4 regulations), laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. However, Tenant's remedies for breach of any warranty set forth herein shall be limited to enforcement of claims against the design professional, contractor, materialman, manufacturer, or other responsible party pursuant to Section 14.3 hereof, and Landlord shall not be personally liable therefore. Landlord shall not be sued or named as a party in any suit or action to enforce any such warranty except as may be necessary to secure jurisdiction of Landlord or to the extent necessary to enforce any such warranty. Landlord shall not be required to answer or otherwise plead to any complaint and no judgment will be taken or writ of execution levied against Landlord with respect thereto.

        15.    PARKING FACILITIES

               15.1 Tenant acknowledges that interior and exterior areas used for Tenant's equipment, Hazardous Material enclosures, trash enclosures, mechanical systems, and the like will reduce available parking.

               15.2 Tenant shall not place any equipment, storage containers or any other property on the surface parking area except in accordance with the Project Plans or as otherwise approved by Landlord, which approval shall not be unreasonably withheld, or allowed by the Project Documents.

        16.    UTILITIES AND SERVICES

               16.1 Tenant shall pay directly to the provider, prior to delinquency, for all water, gas, electricity, telephone, sewer, and other utilities which may be furnished to the Premises during the term of this Lease, together with any taxes thereon.

               16.2 Landlord shall not be liable for, nor shall any eviction of Tenant result from, any failure of any such utility or service, provided such failure is not due to the gross negligence or willful misconduct of Landlord, and in the event of such failure Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease, and Tenant waives any right to terminate this Lease on account thereof.

        17.    ALTERATIONS

               17.1 Tenant shall make no alterations, additions or improvements (hereinafter in this section, "improvements") in or to the Premises, other than interior non-structural alterations, additions or improvements, without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall deliver to Landlord final plans and specifications and working drawings for the improvements to Landlord, and Landlord shall have fifteen (15) days thereafter to grant or withhold its consent. If Landlord does not notify Tenant of its decision within the fifteen (15) days, Landlord shall be deemed to have given its approval.

               17.2 If a permit is required to construct the improvements, Tenant shall deliver a completed, signed-off inspection card to Landlord within ten (10) days of completion of the improvements, and shall promptly thereafter obtain and record a notice of completion and deliver a copy thereof to Landlord.

               17.3 The improvements shall be constructed only by licensed contractors approved by Landlord, which approval shall not be unreasonably withheld. Any such contractor must have in force a general liability insurance policy of not less than $2,000,000 or such higher limits as Landlord may reasonably require, which policy of insurance shall name Landlord as an additional insured. Tenant shall provide Landlord with a copy of the contract with the contractor prior to the commencement of construction.

               17.4 Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times except when minimally necessary for building reconfiguration work.

               17.5 Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with "as-built" plans showing any change in the Premises within thirty (30) days after completion.

               17.6 Before commencing any work (other than interior non-structural alterations, additions or improvements), Tenant shall give Landlord at least five (5) days' prior written notice of the proposed commencement of such work and, for any such work which exceeds One Hundred Thousand Dollars ($100,000.00) in cost, if required by Landlord, secure at Tenant's own cost and expenses a completion and lien indemnity bond approved by Landlord, which approval will not be unreasonably withheld.

        18.    REPAIRS AND MAINTENANCE

               18.1 Tenant shall, throughout the term of this Lease, at its own cost and expense (subject to recovery under any warranties assigned to Tenant under Section 14.3), and without any cost or expense to Landlord, keep and maintain in good, sanitary and neat order, condition, and repair, the Premises and every part thereof (subject to wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings), including structural and capital improvements, all improvements, fixtures, equipment and personal property built or installed in the Premises, and all appurtenances thereto, including but not limited to sidewalks, parking areas, curbs, roads, driveways, lighting standards, landscaping, sewers, water, gas and electrical distribution systems and facilities, drainage facilities, and all signs, both illuminated and non-illuminated that are now or hereafter on the Premises. Without in any way limiting the foregoing, Tenant shall maintain the lines designating the parking spaces in good condition and paint the same as often as may be necessary, so that they are easily discernable at all times; resurface the parking areas as necessary to maintain it in good condition; paint any exterior portions of the Building as necessary to maintain them in good condition; maintain the roof in good condition; and to take all reasonable precautions to insure that the drainage facilities of the roof are not clogged and are in good operable condition at all times.

               18.2 Tenant shall at all times during the term of this Lease, and at Tenant's expense, maintain the exterior of the Building, the parking areas, landscaping and all other portions of the Premises visible from the surrounding streets in a commercially reasonable condition, and shall maintain sightly screens, barricades or enclosures around any waste or storage areas.

               18.3 Tenant hereby waives Civil Code Sections 1941 and 1942 relating to a landlord's duty to maintain the Premises in a tenantable condition, and the under said sections or under any law, statute or ordinance now or hereafter in effect to make repairs at Landlord's expense.

               18.4 There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, or in or to improvements, fixtures, equipment and personal property therein. If repairs or replacements become necessary which by the terms of this Lease are the responsibility of Tenant and Tenant fails to make the repairs or replacements, Landlord may do so pursuant to the provisions of Section 24.3 of this Lease.

        19.    LIENS

               19.1 Tenant shall keep the Premises and every part thereof free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof (or within ten
(10) days after the filing thereof if requested by Landlord as necessary to facilitate a pending sale or refinancing), at the cost and expense of Tenant.

               19.2 Should Tenant fail to discharge any lien of the nature described in Section 19.1, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

               19.3 In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code financing statement executed by Tenant will upon its face or by exhibit thereto indicate that such financing statement is applicable only to personal property of Tenant specifically described in the financing statement, and that such property is subject to the provisions of Section 30 regarding the removal of property on the expiration or earlier termination of this Lease. In no event shall the address of the Building be furnished on the financing statement without qualifying language as to applicability of the lien only to personal property of Tenant described in the financing statement. Should any holder of a security agreement executed by Tenant record or place of record a financing statement which appears to constitute a lien against any interest of Landlord, Tenant shall within ten (10) days after the filing of such financing statement cause (i) copies of the security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to any interest of Landlord, and (ii) the holder of the security interest to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Premises.

        20.    INDEMNIFICATION AND EXCULPATION

               20.1 Except to the extent of the responsibility of Landlord pursuant to Section 20.2 hereof, Tenant agrees to indemnify Landlord, and its partners and affiliates, and their respective shareholders, directors, officers, agents, contractors and employees (collectively, "Landlord's Agents"), against, and to protect, defend, and save them harmless from, all demands, claims, causes of action, liabilities, losses and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for death of or injury to person or damage to property arising out of (i) any occurrence in, upon or about the Premises during the term of this Lease,
(ii) Tenant's use, occupancy, repairs, maintenance, and improvements of the Premises and all improvements, fixtures, equipment and personal property thereon, and (iii) any act or omission of Tenant, its shareholders, directors, officers, agents, employees, servants, contractors, invitees and subtenants. Tenant's obligation under this Section 20.1 shall survive the expiration or earlier termination of the term of this Lease.

               20.2 Landlord agrees to indemnify Tenant and Tenant's shareholders, directors, officers, agents, and employees (collectively "Tenant's Agents") against and save them harmless from all demands, claims, causes of action and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for death of, or injury to, any person or damage to property arising from or out of any occurrence in, upon, or about the Premises during the term of this Lease if caused by the willful misconduct or gross negligence of Landlord or Landlord's directors, officers, agents, employees, servants, contractors, invitees and subtenants, unless caused in part by the willful misconduct or gross negligence of Tenant or Tenant's Agents. Landlord's obligations under this Section 20.2 shall survive the expiration or earlier termination of the term of this Lease.

               20.3 Notwithstanding any provision of Sections 20.1 and 20.2 to the contrary, Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to any fixtures, goods, inventory, merchandise, equipment, records, research, experiments, animals and other living organisms, computer hardware and software, leasehold improvements, and other personal property of any nature whatsoever, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage, unless caused by Landlord's or Landlord's Agents' willful misconduct or gross negligence.

               20.4 The indemnity obligations of both Landlord and Tenant under this Section 20 shall be satisfied to the extent of proceeds of applicable insurance maintained by Tenant to the extent thereof, and thereafter to proceeds of any applicable insurance maintained by Landlord; Landlord and Tenant shall be required to satisfy any such obligation only to the extent it is not satisfied by proceeds of applicable insurance as set forth above.

               20.5 Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant's cost obtain insurance coverages to the extent Tenant desires protection against such criminal acts.

        21.    INSURANCE - WAIVER OF SUBROGATION.

               21.1 Commencing prior to Tenant's first entry onto the Premises for purposes of installing any improvements, fixtures or personal property, but no later than the Term Commencement Date, and continuing at all times during the term of this Lease, Tenant shall maintain, at Tenant's expense, commercial general liability insurance, on an occurrence basis, insuring Tenant and Tenant's agents, employees and independent contractors against all bodily injury, property damage, personal injury and other covered loss arising out of the use, occupancy, improvement and maintenance of the Premises and the business operated by Tenant, or any other occupant, on the Premises. Such insurance shall have a minimum combined single limit of liability per occurrence of not less than $4,000,000.00 and a general aggregate limit of $4,000,000.00. Such insurance shall: (i) name Landlord, and Landlord's lenders if required by such lenders, and any management company retained to manage the Premises if requested by Landlord, as additional insureds; (ii) include a broad form contractual liability endorsement insuring Tenant's indemnity obligations under Section 20.1; (iii) include a products liability coverage endorsement (with limits of $2,000,000.00 on a "claims made" basis), a boiler and machinery liability endorsement, and a products completed operations coverage endorsement; (iv) provide that it is primary coverage and noncontributing with any insurance maintained by Landlord or Landlord's lenders, which shall be excess insurance with respect only to losses arising out of Tenant's negligence; and (v) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds.

               21.2 At all times during the term of this Lease, Tenant shall maintain, at Tenant's expense, "all risk" insurance, including, but not limited to, coverage against loss or damage by fire, vandalism, and malicious mischief covering the Building (exclusive of excavations, foundations and footings), Tenant's Improvements (whether owned by Landlord or Tenant), and all other improvements and fixtures that may be constructed or installed on the Premises, in an amount equal to one hundred percent (100%) of the full replacement value thereof. If any boilers or other pressure vessels or systems are installed on the Premises, Tenant shall maintain, at Tenant's expense, boiler and machinery insurance in an amount equal to one hundred percent (100%) of the full replacement value thereof. At all times during the course of any major demolition or construction permitted hereunder, or any restoration pursuant to Articles 22 or 23, Tenant shall maintain, at Tenant's expense, "all risk" builder's risk insurance, including, but not limited to, coverage against loss of damage by fire, vandalism and malicious mischief, covering improvements in place and all material and equipment at the job site furnished under contract, in an amount equal to one hundred percent (100%) of the full replacement value thereof. The insurance described in this Section 21.2 shall:
(i) insure Landlord, and Landlord's lenders if required by such lenders, as their interests may appear; (ii) contain a Lender's Loss Payable Form (Form 438 BFU or equivalent) in favor of Landlord's lenders and name Landlord, or Landlord's lender if required by such lender, as the loss payee; (iii) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds; (iv) include a building ordinance endorsement, an agreed amount endorsement and an inflation endorsement; and (v) provide that it is primary coverage and noncontributing with any insurance maintained by Landlord or Landlord's lenders, which shall be excess insurance. The full replacement value of the Building, Tenant's Improvements and other improvements and fixtures insured thereunder shall, for the purpose of establishing insurance limits and premiums only, be determined by the company issuing the insurance policy and shall be redetermined by said company within six (6) months after completion of any material alterations or improvements to the Premises and otherwise at intervals of not more than three (3) years. Tenant shall promptly increase the amount of the insurance carried pursuant to this Section 21.2 to the amount so redetermined. The proceeds of the insurance described in this Section shall be used for the repair, replacement and restoration of the Premises and Tenant's Improvements and other improvements and fixtures insured thereunder, as further provided in Article 22; provided, however, if this Lease is terminated after damage or destruction, the insurance policy or policies, all rights thereunder and all insurance proceeds shall be assigned to Landlord and Tenant in an equitable manner taking into consideration the unamortized portion of each party's contribution toward the cost of the Tenant's Improvements with respect to which such proceeds have been paid.

               21.3 At all times during the term of this Lease, Tenant shall maintain, at Tenant's expense, business interruption insurance in order to insure that the Basic Annual Rent and Operating Expenses provided for hereunder will be paid for a period of up to one (1) year after any casualty insured against by all risk policy of insurance described in Section 21.2 above or any restriction of access to the Premises as a result of such casualty.

               21.4 At all times during the term of this Lease, Tenant shall maintain, at Tenant's expense, "all risk" insurance against all other personal property, including trade fixtures, equipment and merchandise, of Tenant or any subtenant of Tenant that may be occupying the Premises, or any portion thereof, from time to time, in an amount equal to the full replacement value thereof.

               21.5 At all times during the term of this Lease, Tenant shall maintain workers' compensation insurance in accordance with California law, and employers' liability insurance with limits typical for companies similar to Tenant.

               21.6 All of the policies of insurance referred to in this Article 21 shall be written by companies authorized to do business in California and rated A+VII or better in Best's Insurance Guide. Each insurer referred to in this Article 21 shall agree, by endorsement on the applicable policy or by independent instrument furnished to Landlord, that it will give Landlord, and Landlord's lenders if required by such lenders, at least ten (10) days' prior written notice by registered mail before the applicable policy shall be cancelled for non-payment of premium, and thirty (30) days' prior written notice by registered mail before the applicable policy shall be cancelled or altered in coverage, scope, amount or other material term for any other reason (although any failure of an insurer to give notice as provided herein shall not be a breach of this Lease by Tenant). Tenant shall pay all of the premiums for such insurance and all deductible amounts provided for thereunder. No policy shall provide for a deductible amount in excess of $100,000, unless approved in advance in writing by Landlord, which approval shall not be unreasonably withheld. Tenant shall deliver to Landlord, and to Landlord's lenders if required by such lenders, copies of the insurance policies, certified by the insurer, or certificates evidencing such insurance policies, issued by the insurer, together with evidence of payment of the required premiums, prior to the required date for commencement of such coverage. At least thirty (30) days prior to expiration of any such policy, Tenant shall deliver to Landlord, and Landlord's lenders if required by such lenders, a certificate evidencing renewal, or a certified copy of a new policy or certificate evidencing the same, together with evidence of payment of the required premiums. If Tenant fails to provide to Landlord any such policy or certificate by the required date for commencement of coverage, or within fifteen
(15) days prior to expiration of any policy, or to pay the premiums therefor when required, Landlord shall have the right, but not the obligation, to procure said insurance and pay the premiums therefor. Any premiums paid by Landlord shall be repaid by Tenant to Landlord with the next due installment of rent, and failure to repay the same shall have the same consequences as failure to pay any installment of Rent.

               21.7 If the insurance required pursuant to this Article 21 is materially less in amount or type of insurance than the insurance typically carried by owners or tenants of comparable "biotech" properties located in the UTC/Torrey Pines/Sorrento Valley area of San Diego, California, which are similar to and operated for similar purposes as the Premises, Landlord may elect to require Tenant to increase the amount of coverage. Landlord shall notify Tenant in writing of the specific increase required, and Tenant shall have thirty (30) days after receipt of Landlord's notice to effect the increase. Any adjustment pursuant to this Section 21.7 may be made not more often than once every five (5) years unless otherwise agreed by Landlord and Tenant. In no event shall Tenant be required to carry earthquake or flood insurance.

               21.8 Tenant may provide the property insurance required under this Article 21 pursuant to a so-called blanket policy or policies of property insurance maintained by Tenant; provided, however, that the amount and type of coverage afforded to the Landlord shall not be reduced or adversely affected from that which would exist under a separate policy or policies meeting all of the requirements of this Lease by reason of the use of a blanket policy of property insurance, and provided further that the requirements of this Article 21 are otherwise satisfied.

               21.9 Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, partners, employees, agents, and representatives of the other, on account of loss or damage to such waiving party's property or the property of others under its control, to the extent that such loss or damage is caused by or results from risks insured against under any insurance policy which insures such waiving party's property at the time of such loss or damage, which waiver shall continue in effect as long as the parties' respective insurers permit such waiver under the terms of their respective insurance policies or otherwise in writing. Any termination of such waiver shall be by written notice as hereinafter set forth. Prior to obtaining policies of insurance required or permitted under this Lease, Landlord and Tenant shall give notice to the insurers that the foregoing mutual waiver is contained in this Lease, and each party shall use its best efforts to cause such insurer to approve such waiver in writing and to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party. If such written approval of such waiver of subrogation cannot be obtained from any insurer or is obtainable only upon payment of an additional premium which the party seeking to obtain the policy reasonably determines to be commercially unreasonable, the party seeking to obtain such policy shall notify the other thereof, and the latter shall have twenty (20) days thereafter to either: (i) identify other insurance companies reasonably satisfactory to the other party that will provide the written approval and waiver of subrogation; or (ii) agree to pay such additional premium. If neither (i) nor (ii) are done, the mutual waiver set forth above shall not be operative, and the party seeking to obtain the policy shall be relieved of the obligation to obtain the insurer's written approval and waiver of subrogation with respect to such policy during such time as such policy is not obtainable or is obtainable only upon payment of a commercially unreasonable additional premium as described above. If such policies shall at any subsequent time be obtainable or obtainable upon payment of a commercially reasonable additional premium, neither party shall be subsequently liable for failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.9, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

        22.    DAMAGE OR DESTRUCTION

               22.1 Tenant shall give written notice to Landlord immediately upon any damages to or destruction of the Premises if the loss sustained exceeds Ten Thousand Dollars ($10,000). In the event of damage to or destruction of all or any portion of the Premises or the improvements and fixtures thereon (collectively, "improvements") arising from a risk covered by the insurance described in Section 21.2, Tenant shall within a reasonable time commence and proceed diligently to repair, reconstruct and restore (collectively, "restore") such improvements to substantially the same condition as they were in immediately prior to the casualty, whether or not the insurance proceeds are sufficient to cover the actual cost of restoration. Except as expressly set forth below, this Lease shall continue in full force and effect, notwithstanding such damage or destruction.

               22.2 In the event of any damage to or destruction of all or any portion of the improvements arising from a risk which is not covered by the insurance described in Section 21.2, Tenant shall within a reasonable time commence and proceed diligently to restore the improvements to substantially the same condition as they were in immediately prior to the casualty, in which case this Lease shall continue in full force and effect. In satisfying its obligations under this Article 22, Tenant shall not be required to restore the Premises with improvements identical to those which were damaged or destroyed; rather, with the consent of Landlord, which consent will not be unreasonably withheld, Tenant may restore the damage or destruction with improvements reasonably equivalent or of reasonably equivalent value to those damaged or destroyed. Nothing in this subsection, however, shall be construed to relieve Tenant of any other obligations under this Lease, including the obligation to pay Rent.

               22.3 In the event of damage, destruction and/or restoration as herein provided, there shall be no abatement of Rent, and Tenant shall not be entitled to any compensation or damages occasioned by any such damage, destruction or restoration.

               22.4 Notwithstanding anything to the contrary contained in this Article, should Tenant be delayed or prevented form completing the restoration of the improvements after the occurrence of such damage or destruction by reason of acts of God, war, government restrictions, inability to procure the necessary labor or materials, strikes, or other causes beyond the control of Tenant (but excluding economic conditions or financial inability to perform), the time for Tenant to commence or complete restoration shall be extended for the time reasonably required as a result of such event.

               22.5 If insured casualty occurs and the total amount of loss does not exceed Ten Thousand Dollars ($10,000), Tenant shall make the loss adjustment with the insurance company insuring the loss, and the proceeds shall be paid directly to Tenant for the sole purpose of completing the restoration required pursuant to this Article 22. If the total amount of loss exceeds Ten Thousand Dollars ($10,000), Tenant shall make the loss adjustment with the insurance company, which adjustment shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, and the proceeds shall be immediately deposited with an institutional lender or other entity ("Insurance Trustee") designated by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, who shall agree to hold said proceeds in trust and to disburse said proceeds in accordance with the provisions of this Section. If the improvements are damaged or destroyed as a result of a risk not covered by insurance as described in Section 22.2, Tenant shall deposit with the Insurance Trustee its contribution towards the cost of restoration, or in lieu thereof shall provide financial assurances satisfactory to Landlord of its ability and willingness to pay such contribution when required. Restoration work shall not be commenced until funds sufficient to cover the estimated cost of restoration have been deposited with the Insurance Trustee. The Insurance Trustee shall disburse amounts deposited with it to pay the cost of restoration, in installments as construction progresses, upon presentation of certificates executed by the architect or engineer retained by Tenant verifying the amount due, on terms and conditions approved by Landlord and Landlord's lender prior to commencement of work. A ten percent (10%) retainage shall be reserved from payments due to the contractor, which retainage shall be paid upon completion of restoration, payment of all costs, expiration of all applicable liens, and delivery of evidence that the Premises are free from all mechanics' and materialmen's liens and lienable claims. Landlord, and Landlord's lenders if required by such lenders, shall have the right to approve requests for reimbursement prior to payment, which approval shall not be unreasonably withheld. Landlord shall have the right to engage an architect or engineer to review and approve requests for disbursement, and reasonable expenses incurred by such party shall be paid by the Insurance Trustee out of the funds deposited with the Insurance Trustee. If, at any time during the course of restoration, the funds held by the Insurance Trustee are not sufficient to pay the actual costs of restoration, Tenant shall deposit the amount of the deficiency with the Insurance Trustee within twenty (20) days after receipt of a written request from the Insurance Trustee. After restoration has been completed and final payment has been made to Tenant's contractor, within fifteen
(15) days after demand by either party, the Insurance Trustee shall pay undisbursed funds remaining thereafter to Tenant. All actual costs and charges of the Insurance Trustee shall be paid by Tenant. Each party shall promptly execute all documents and perform all acts reasonably required by the Insurance Trustee to perform its obligations under this Section.

               22.6 If restoration is required pursuant to this Article, Tenant, at its expense, shall prepare final plans and specifications and working drawings for the work in compliance with all applicable laws. The plans and specifications and working drawings shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, within thirty (30) days after receipt and the approval of Landlord's lenders, which approval shall not be unreasonably withheld, if required by such lenders. Tenant shall submit the plans and specifications as soon as reasonably practicable, but in no event later than one hundred twenty (120) days after the casualty. Tenant shall commence the restoration within thirty (30) days after issuance of all necessary permits and approvals and shall continue the work diligently to completion thereafter. The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder.

               22.7 Tenant waives the provisions of Civil Code Section 1932(2) and 1933(4) or any similar statute now existing or hereafter adopted governing destruction of the Premises, so that the parties' rights and obligations in the event of damage or destruction shall be governed by the provisions of this Lease.

        23.    EMINENT DOMAIN

               23.1 In the event the whole of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

               23.2 In the event of a partial taking of the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then Landlord may elect to terminate this Lease if such taking is of a material nature such as to make it uneconomical to continue use of the unappropriated portions for the purposes for which they were intended, and Tenant may elect to terminate this Lease if such taking is of material detriment to, and substantially interferes with, Tenant's use and occupancy of the Premises, including but not limited to materially affecting Tenant's parking or Tenant's ingress and egress from the Premises, unless Landlord provides reasonable alternatives thereto. In no event shall this Lease be terminated when such a partial taking does not have a material adverse effect upon Landlord or Tenant or both. Termination by either party pursuant to this section shall be effective as of the date possession is required to be surrendered to said authority.

               23.3 If upon any taking of the nature described in this Article 23 this Lease continues in effect, then Tenant shall promptly proceed to restore the remaining portion of the

Premises, and all improvements and fixtures located thereon, to substantially their same condition prior to such partial taking; provided, however, Tenant's obligation hereunder shall be limited to the amount of the condemnation proceeds. Basic Annual Rent shall be abated proportionately on the basis of the rental value of the Premises, including improvements and fixtures, as restored after such taking compared to the rental value of the Premises prior to such taking.

        If the cost of restoration does not exceed Ten Thousand Dollars ($10,000), any award for the taking shall be paid directly to Tenant for the sole purpose of completing the restoration required pursuant to this Article 23. If the cost of restoration exceeds Ten Thousand Dollars ($10,000), the award shall be immediately deposited with an institutional lender or other entity ("Condemnation Trustee") designated by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, who shall agree to hold said proceeds in trust and to disburse said proceeds in accordance with the provisions of this Section. The Condemnation Trustee shall disburse amounts deposited with it to pay the cost of restoration, in installments as construction progresses, upon presentation of certificates executed by the architect or engineer retained by Tenant verifying the amount due, on terms and conditions approved by Landlord and Landlord's lenders prior to commencement of work. A ten percent (10%) retainage shall be reserved from payments due to the contractor, which retainage shall be paid upon completion of restoration, payment of all costs, expiration of all applicable liens, and delivery of evidence that the Premises are free from all mechanics' and materialmen's liens and lienable claims. Landlord, and Landlord's lenders if required by such lenders, shall have the right to approve requests for reimbursement prior to payment, which approval shall not be unreasonably withheld. Landlord shall have the right to engage an architect or engineer to review and approve requests for disbursement, and reasonable expenses incurred by such party shall be paid by the Condemnation Trustee out of the funds deposited with the Condemnation Trustee. All actual costs and charges of the Condemnation Trustee shall be paid out of the funds deposited. Each party shall promptly execute all documents and perform all acts reasonably required by the Condemnation Trustee to perform its obligations under this Section.

        If restoration is required pursuant to this Article, Tenant, using proceeds of the award, shall prepare final plans and specifications and working drawings for the work in compliance with all applicable laws. The plans and specifications and working drawings shall be subject to the approval of Landlord within thirty (30) days after receipt, which approval shall not be unreasonably withheld. Tenant shall submit the plans and specifications as soon as reasonably practicable, but in no event later than one hundred twenty (120) days after the taking, unless due to delays beyond Tenant's control. Subject to unavoidable delays, Tenant shall commence the restoration within thirty (30) days after issuance of all necessary permits and approvals and shall continue the work diligently to completion thereafter. The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement under Article 17.

               23.4 If upon any taking of the nature described in this Article 23 this Lease does not continue in effect, or in the event final payment has been made to Tenant's contractor under the preceding Section 23.3 and the Condemnation Trustee holds additional funds from the award, any award shall be distributed to Landlord and Tenant pro rata according to their interests taken.

        24.    DEFAULTS AND REMEDIES

               24.1 Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within ten (10) days of the date such payment is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid within thirty (30) days of the date such payment is due shall bear interest from thirty (30) days after the date due until paid at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate permitted by law.

               24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

               24.3 If Tenant fails to pay any sum of money (other than Basic Annual Rent) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided, that such failure by Tenant continued for ten (10) days after written notice from Landlord demanding performance by Tenant was delivered to Tenant, or that such failure by Tenant unreasonably interfered with the use or efficient operation of the Premises, or resulted or could have resulted in a violation of law or the cancellation of an insurance policy maintained by Landlord. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to ten percent (10%) per annum or highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

               24.4 The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

                (a) The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

                (b) The failure by Tenant to observe or perform any obligation other than described in Section 24.4(a) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure the default, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

                (c) Tenant makes an assignment for the benefit of creditors;

                (d) A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant's assets;

                (e) An order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

                (f) Any involuntary petition is filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within ninety (90) days; or

                (g) Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within ninety
(90) days of the action.

                Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice, and in no event shall a forfeiture or termination occur without such written notice.

               24.5 In the event of a default by Tenant, and at any time thereafter, and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

                (a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

                (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

                As used in Subsections (a), (b) and (c), the "time of award" shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determined. As used in Subsections (a) and (b), the "worth at the time of award" shall be computed by allowing interest at the rate specified in
Section 24.1. As used in Subsection (c) above, the "worth at the time of award" shall be computed by taking the present value of such amount using the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.

               24.6 In the event of a default by Tenant, and if Landlord does not elect to terminate this Lease as provided in Section 24.5 or otherwise terminate Tenant's right to possession of the Premises, Landlord shall have the remedy described in Section 1951.4 of the Civil Code. Landlord may continue this Lease in effect for so long as Landlord does not terminate Tenant's right to possession of the Premises, and may enforce all of its rights and remedies under the Lease, including the right from time to time to recover Rent as it becomes due under the Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

               24.7 Notwithstanding anything herein to the contrary, Landlord's reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease, shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder, including, without limitation, the right to recover from Tenant as they become due hereunder all Rent and other charges required to be paid by Tenant under the terms of this Lease.

               24.8 All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or by any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

               24.9 Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or (ii) the date possession of Premises is surrendered.

               24.10 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

               24.11 In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished and shall offer such beneficiary and/or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial action if such should prove necessary to effect a cure.

        25.    ASSIGNMENT OR SUBLETTING

               25.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, sell, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, or permit or suffer the Premises or any part thereof to be used or occupied as work space, storage space, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

               25.2 If Tenant desires to assign this Lease to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant, provided that the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease arising after the effective date of the transfer, then Landlord upon receipt of proof of foregoing, will consent to the assignment.

               25.3 In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises to an assignee other than one set forth in Section 25.2, then at least ten (10) days, but not more than forty-five (45) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references and financial statements) concerning the reputation and financial ability of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require.

               25.4 Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the reputation of a proposed successor, the financial strength of such successor (notwithstanding the assignor remaining liable for Tenant's performance), and any use which such successor proposes to make of the Premises. If Landlord fails to deliver written notice of its determination to Tenant within thirty (30) days following receipt of the Assignment Notice and the information required under
Section 25.3, Landlord shall be deemed to have approved the request. As a condition to any assignment or sublease to which Landlord has given consent, any such assignee or sublessee must execute, acknowledge and deliver to Landlord an agreement whereby the assignee or sublessee agrees to be bound by all of the covenants and agreements in this Lease.

               25.5 Any sale, assignment, hypothecation or transfer of this Lease or subletting of Premises that is not in compliance with the provisions of this Article 25 shall be void and shall, at the option of Landlord, terminate this Lease.

               25.6 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from full and primary liability.

               25.7 If Tenant shall sublet the Premises or any part thereof Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises, and Landlord as assignee of Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

               25.8 Notwithstanding any subletting or assignment Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Premises. Landlord shall not withhold consent to an assignment back to the original Tenant hereunder from a subsequent assignee.

               25.9 Any sublease of the Premises shall be subject and subordinate to the provisions of this Lease, shall not extend beyond the term of this Lease, and shall provide that the sublessee shall attorn to Landlord, at Landlord's sole option, in the event of the termination of this Lease. Landlord and any lender shall upon Tenant's request provide any subtenant of the entirety of the Premises with a recognition and nondisturbance agreement in the form set forth in Article 35 hereof on the condition that the sublessee agrees to attorn to Landlord on exactly the same terms and conditions as this Lease.

        26.    ATTORNEY'S FEES

               26.1 If either party becomes a party to any action or proceeding concerning this Lease or the Premises, or any part thereof, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees, expert witness fees, and court costs incurred by it in the litigation.

               26.2 If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys' fees, expert witness fees and costs of suit.

        27.    BANKRUPTCY

               27.1 In the event a debtor or trustee under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as determined by the Bankruptcy Court:

                (a) Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance;

                (b) A cash payment to compensate Landlord for any monetary defaults or damages arising from a breach of this Lease;

                (c) The credit worthiness and desirability, as a tenant, of the person assuming this Lease or receiving an assignment of this Lease, at least equal to Landlord's customary and usual credit worthiness requirements and desirability standards in effect at the time of the assumption or assignment, as determined by the Bankruptcy Court; and

                (d) The assumption or assignment of all of Tenant's interest and obligations under this Lease.

 .       28.    DEFINITION OF LANDLORD

               28.1 The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or conveyance of Landlord's title or leasehold, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor and any prior grantors) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

               28.2 Notwithstanding the foregoing, the term "Landlord" shall include the Landlord herein named (Science Park Center LLC, even if its interest is assigned to a successor) with regard to (i) responsibility for construction of the Project Work pursuant to Sections 4.1 hereof, (ii) the warranties made by Landlord under Section 14.4 to the extent thereof, (iii) responsibility for covenants and representations made by Landlord in Section 39.8 hereof, (iv) the obligation to deliver the Premises lien-free pursuant to Section 35.4, and (v) the completion of punch-list items pursuant to Section 6.3 of the Work Letter.

        29.    ESTOPPEL CERTIFICATE

               29.1 Each party shall, within fifteen (15) days of written notice from the other party, execute, acknowledge and deliver to the other party a statement in writing on a form reasonably requested by a proposed lender, purchaser, assignee or subtenant (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to each party's knowledge, any uncured defaults on the part of Landlord or Tenant hereunder (or specifying such defaults if any are claimed) and (iii) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective lender, purchaser, assignee or subtenant of all or any portion of the Premises.

        30.    REMOVAL OF PROPERTY

               30.1 Except as provided below, all fixtures and personal property owned by Tenant shall be and remain the property of Tenant, and may be removed by Tenant at the expiration or earlier termination of the term of this Lease.

               30.2 The Building and Improvements, and all fixtures and personal property owned by Landlord, shall be and remain the property of Landlord, and shall, upon the expiration or earlier termination of this Lease, remain upon and be surrendered with the Premises as a part thereof. Except as provided below, all other improvements, additions, alterations, and decorations attached to or built into the Premises, including (without limiting the generality of the foregoing) all wallcoverings, built-in cabinet work and paneling, shall, unless Landlord elects otherwise, become the property of Landlord upon the expiration or earlier termination of this Lease, and shall remain upon and be surrendered with the Premises as a part thereof.

               30.3 Notwithstanding Sections 30.1 and 30.2 hereof, Tenant may not remove any property if such removal would cause material damage to the Premises, unless such damages can be and is repaired by Tenant. Furthermore, Tenant shall repair any damage to the Premises caused by Tenant's removal of any such property, and shall, prior to the expiration or earlier termination of this Lease, restore and return the Premises to the condition they were in when first occupied by Tenant, reasonable wear and tear excepted. At a minimum, even if they are determined to be fixtures or personal property owned by Tenant, Tenant shall leave in place and repair any damage to the interior floors, walls and ceilings of the Premises. The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder. Should Tenant require any period beyond the expiration or earlier termination of the Lease to complete such restoration, Tenant shall be a tenant at sufferance subject to the provisions of Section 12.2 hereof.

               30.4 If Tenant shall fail to remove any fixtures or personal property which it is entitled to remove under this Article 30 from the Premises prior to termination of this Lease, then Landlord may dispose of the property under the provisions of Section 1980 et seq. of the California Civil Code, as such provisions may be modified from time to time, or under any other applicable provisions of California law.

        31.    LIMITATION OF LANDLORD'S LIABILITY

               31.1 If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Premises, and out of rent or other income from the Premises receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Premises.

               31.2 Neither Landlord nor Landlord's Agents shall be personally liable for any deficiency except to the extent liability is based upon willful and intentional misconduct. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any partner of Landlord, except as may be necessary to secure jurisdiction of the partnership or joint venture or to the extent liability is caused by willful and intentional misconduct. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any shareholder, director, officer, employee, or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. If Landlord is a limited liability company, the members, managers, officers, employees, and/or agents of such limited liability company shall not be personally liable and no member, manager, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any member, manager, officer, employee, or agent of

Landlord, except as may be necessary to secure jurisdiction of the corporation. No partner, shareholder, director, member, manager, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, member, manager, employee, or agent of Landlord.

               31.3 Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

               31.4 Notwithstanding the foregoing, the Landlord herein named (Science Park Center LLC) shall remain liable for (i) responsibility for construction of the Project Work pursuant to Sections 4.1 hereof, (ii) the warranties made by Landlord under Section 14.4 to the extent thereof, (iii) responsibility for covenants and representations made by Landlord in Section
39.8 hereof, (iv) the obligation to deliver the Premises lien-free pursuant to
Section 35.4, and (v) the completion of punch-list items pursuant to Section 6.3 of the Work Letter.

        32.    CONTROL BY LANDLORD

               32.1 Landlord reserves full control over the Premises to the extent not inconsistent with Tenant's quiet enjoyment and use of Premises. This reservation includes rights granted pursuant to the Project Documents and the right to maintain or establish ownership of the Building or portions thereof separate from fee title to the land upon which it rests.

               32.2 Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be appropriate to assist Landlord to implement any such action provided Tenant need not execute any document which is of a nature wherein liability is created in Tenant or if by reason of the terms of such document Tenant will be deprived of the quiet enjoyment and use of the Premises as granted by this Lease.

        33.    QUIET ENJOYMENT

               33.1 So long as Tenant is not in default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Premises except as permitted by the provisions of this Lease.

        34.    QUITCLAIM DEED

               34.1 Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, a quitclaim deed to the Premises or other document in recordable form suitable to evidence of record termination of this Lease and the right of first refusal and option contained herein.

        35.    SUBORDINATION AND ATTORNMENT

               35.1 Unless the mortgagee or beneficiary elects otherwise at any time prior to or following a default by Tenant, this Lease shall be subject to and subordinate to the lien of any mortgage or deed of trust now or hereafter in force against the Premises or any portion thereof, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, provided that the lienholder, beneficiary, or mortgagee has previously executed and delivered to Tenant a non-disturbance, attornment, and subordination agreement in such form as the lienholder, beneficiary, or mortgagee may reasonably request and is approved by Tenant, which approval will not be unreasonably withheld, setting forth that so long as Tenant is not in default hereunder, Landlord's and Tenant's rights and obligations hereunder shall remain in force and Tenant's right to possession shall be upheld.

               35.2 Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or deed of trust as may be required by Landlord and in a form reasonably satisfactory to Tenant, provided that the lienholder, beneficiary, or mortgagee has previously executed and delivered to Tenant a non-disturbance agreement in recordable form. However, if any such mortgagee or beneficiary so elects at any time prior to or following a default by Tenant, this Lease shall be deemed prior in lien to any such mortgage or deed of trust regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request in a form reasonably satisfactory to Tenant.

               35.3 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease in accordance with the terms of the non-disturbance Agreement.

               35.4 Landlord represents that there are no encumbrances on the Premises, nor will there be any encumbrances on the Premises, with interests which will be superior to Tenant's leasehold, on the date a memorandum of the Lease is duly recorded in the Official Records of San Diego County, other than those interests disclosed in the preliminary report described in the Project Documents or amendments thereto delivered to Tenant prior to the execution of this Lease. Tenant may, at Tenant's sole expense, concurrently with the recording of the memorandum of Lease, and as a condition to the effectiveness of the Lease, order and obtain a title insurance policy from an title insurance company of Tenant's choice, ensuring Tenant's leasehold estate in the Premises subject only to the exceptions set forth above and such other exceptions as cannot ripen into a fee interest or do not materially interfere with Tenant's quiet enjoyment of the Premises and to such deeds of trust, mortgages, ground leases or other liens or encumbrances whose beneficiaries have executed and delivered to Tenant recordable non-disturbance agreements.

                Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to insure that the Premises are free of material and mechanics' liens at

Substantial Completion of the Premises, or as soon as is reasonably practical thereafter. At the request of Tenant, Landlord shall provide such documentation as may be reasonably requested by a title company for the purpose of allowing the leasehold policy to be issued without listing any such liens as exceptions, so long as Landlord incurs no expense therefor. In any event, however, Landlord shall insure such a policy without exceptions for such liens may be issued no later than six (6) months from Substantial Completion.

        36.    SURRENDER

               36.1 No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

               36.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

        37.    WAIVER AND MODIFICATION

               37.1 No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

        38.    WAIVER OF JURY TRIAL AND COUNTERCLAIMS

               38.1 The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage. In the event Landlord commences any proceedings for nonpayment of rent, or any other sums or amounts due hereunder, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings, except for mandatory counterclaims; provided, however, that nothing contained herein shall be deemed or construed as a waiver of the Tenant's right to assert such claims in any separate action or actions brought by Tenant.

        39.    HAZARDOUS MATERIAL

               39.1 During the term, Tenant, at its sole cost, shall comply with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of Hazardous Material (as hereinafter defined in Section 39.12 hereof) in or about the Premises. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors, invitees or subtenants, in a manner or for a purpose prohibited by any federal, state or local agency or authority. The accumulation of Hazardous Material shall be in approved containers and removed from the Premises by duly licensed carriers.

               39.2 Tenant shall immediately provide Landlord with telephonic notice, which shall promptly be confirmed by written notice, of any and all spillage, discharge, release and disposal of Hazardous Material onto or within the Premises, including the soils and subsurface waters thereof, which by law must be reported to any federal, state or local agency, and any injuries or damages resulting directly or indirectly therefrom. Further, Tenant shall deliver to Landlord each and every notice or order, when said order or notice identifies a violation which may have the potential to adversely impact the Premises, received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof promptly upon receipt of each such notice or order by Tenant. Landlord shall have the right, upon reasonable notice, to inspect and copy each and every notice or order received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof.

               39.3 Tenant shall be responsible for and shall indemnify, protect, defend and hold harmless Landlord and Landlord's Agents from any and all liability, damages, injuries, causes of action, claims, judgments, costs, penalties, fines, losses, and expenses which arise during or after the term of this Lease and which result from Tenant's (or from Tenant's Agents, assignees, subtenants, employees, agents, contractors, licensees, or invitees) receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises, including without limitation (i) diminution in value of the Premises, (ii) damages for the loss or restriction on use of any portion or amenity of the Premises, (iii) damages arising from any adverse impact on marketing of space in the Building, (iv) damages and the costs of remedial work to other property in the vicinity of the Premises owned by Landlord or an affiliate of Landlord, and (v) consultant fees, expert fees, and attorneys' fees. Landlord shall be responsible for and shall indemnify, protect, defend and hold harmless Tenant on the same basis as above for any claims which result from Landlord's or from Landlord's Agents receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises.

               39.4 The indemnification of Landlord and Landlord's Agents by Tenant pursuant to the preceding Section 39.3 includes, without limiting the generality of Section 39.3, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, subsoil, ground water, or elsewhere on, under or about the Premises, or on, under or about any other property in the vicinity of the Premises owned by Landlord or an affiliate of Landlord. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, or underlying soil or groundwater, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to that condition required by applicable law, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld, except that Tenant shall not be required to obtain Landlord's prior approval of any action of an emergency nature reasonably required or any action mandated by a governmental authority, but Tenant shall give Landlord prompt notice thereof.

               39.5 Landlord acknowledges that it is not the intent of this
Article 39 to prohibit Tenant from operating its business as described in
Article 10 or to unreasonably interfere with the operation of Tenant's business. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Material in connection with its business, Tenant agrees to make available to Landlord upon reasonable request a list identifying each type of Hazardous Material to be present in or upon the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous Material on the Premises ("Hazardous Material Summary") and a copy of the Hazardous Material business plan prepared pursuant to Health and Safety Code Section 25500 et seq. At Landlord's request, and at reasonable times, Tenant shall make available to Landlord the latest available Hazardous Materials Summary and true and correct copies of the following documents (hereinafter referred to as the "Hazardous Material Documents") relating to the handling, storage, disposal and emission of Hazardous Material: permits; approvals; reports and correspondence; storage and management plans; notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Premises (provided said installation of tanks shall be permitted only after Landlord has given Tenant its written consent to do so, which consent may not be unreasonably withheld); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or about the Premises for the closure of any such tanks. Tenant shall not be required, however, to provide Landlord with that portion of any document which contains information of a proprietary nature and which, in and of itself, does not contain a reference to any Hazardous Material which are not otherwise identified to Landlord in such documentation, unless any such Hazardous Material Document names Landlord as an "owner" or "operator" of the facility in which Tenant is conducting its business. It is not the intent of this subsection to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors. Landlord shall treat all information furnished by Tenant to Landlord pursuant to this Section 39.5 as confidential and shall not disclose such information to any person or entity without Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed, except as required by law.

               39.6 Notwithstanding other provisions of this Article 39, it shall be a default under this Lease, and Landlord shall have the right to terminate the Lease and/or pursue its other remedies under Article 24, in the event that (i) Tenant's use of the Premises for the generation, storage, use, treatment or disposal of Hazardous Material is in a manner or for a purpose prohibited by applicable law unless Tenant is diligently pursuing compliance with such law, (ii) Tenant has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating the Premises if the contamination resulted from Tenant's action or use of the Premises, unless Tenant is diligently pursuing compliance with such requirement, or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with Tenant's use, disposal or storage of a Hazardous Material on the Premises, unless Tenant is diligently seeking compliance with such enforcement order.

               39.7 Notwithstanding the provisions of Article 25, if (i) any anticipated use of the Premises by a proposed assignee or subtenant involves the generation or storage, use, treatment or disposal of Hazardous Material in any manner or for a purpose prohibited by any applicable law, (ii) the proposed assignee or sublessee has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such party's action or use of the property in question and has failed to take such action, or (iii) the proposed assignee or sublessee is subject to a final, unappealable enforcement order issued by any governmental authority in connection with such party's use, disposal or storage of Hazardous Material of a type such proposed assignee or sublessee intends to use in the Premises and shall have failed to comply with such order, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

               39.8 Landlord represents that, to the best of its knowledge, as of the date of this Lease, there is no Hazardous Material on the Premises, except as disclosed in the site assessment reports described in Section 10.2 as items (o), (p) and (r) of the Project Documents, and except as set forth in
Section 10.3. Landlord shall provide Tenant with a further update of the Phase I Environmental Site Assessment, and any update of the Phase II Environmental Site Assessment recommended therein, as of the Term Commencement Date. Should an update disclose the presence of Hazardous Material which was not disclosed in the site assessments already received by Tenant, Landlord shall remedy the problems to Tenant's reasonable satisfaction, and shall cause a further update of the Phase I Environmental Site Assessment to be issued in substantial conformity with the site assessments previously provided to Tenant. The Phase I and Phase II Environmental Site Assessments and all updates thereto are hereinafter referred to as the "Base Line Report," and shall be deemed conclusive as to the condition of the Premises, unless, within ninety (90) days of receipt, Tenant causes an inspection of its own to be conducted, which inspection discloses the presence of Hazardous Material materially different from that disclosed in the Base Line Report.

               39.9 At any time prior to the expiration or earlier termination of the term of the Lease, Landlord shall have the right to enter upon the Premises at all reasonable times and at reasonable intervals in order to conduct appropriate tests regarding the presence, use and storage of Hazardous Material, and to inspect Tenant's records with regard thereto. Tenant will pay the reasonable costs of any such test which demonstrates that contamination in excess of permissible levels has occurred and such contamination was caused by Tenant's use of the Premises during the term of the Lease. Tenant shall correct any deficiencies identified in any such tests in accordance with its obligations under this Article 39 to the extent the result of Tenant's use of the Premises during the term of this Lease.

               39.10 Tenant shall at its own expense cause an environmental site assessment of the Premises to be conducted and a report thereof delivered to Landlord upon the expiration or earlier termination of the Lease, such report to be as complete and broad in scope as the Base Line Report as is necessary to identify any impact on the Premises Tenant's operations might have had (hereinafter referred to as the "Exit Report"). Tenant shall correct any deficiencies identified in such report in accordance with its obligations under this Article 39 prior to the expiration or earlier termination of this Lease. This Article 39 is the exclusive provision in this Lease regarding clean-up, repairs or maintenance arising from receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of

Hazardous Material in, upon or about the Premises, and the provisions of Articles 7, 10, 18, and 20 shall not apply thereto.

               39.11 Tenant's obligations under this Article 39 shall survive the termination of the Lease.

               39.12 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25515, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (v) petroleum,
(vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a "hazardous waste" pursuant to
Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901, et. seq. (42 U.S.C. Section 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C.
Section 9601).

        40.    OPTION TO EXTEND.

               40.1 Landlord grants to Tenant the right to extend the term of this Lease for *** period under the same terms and conditions existing in the original Lease. Tenant shall exercise such right to extend the term of this Lease by written notice to Landlord no later than twelve (12) months prior to the end of the original term of this Lease.

               40.2 Tenant shall not have the right to exercise the option to extend the term, notwithstanding anything set forth above to the contrary: (a) During the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease and continuing until the default alleged in said notice is cured; (b) During the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid without any necessity for notice thereof to Tenant and continuing until the obligation is paid; or (c) After the expiration or earlier termination of this Lease. The period of time within which the option to extend may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the option because of the foregoing provisions. At the election of Landlord, all rights of Tenant under the provisions of this
Article 40 shall terminate and be of no further force or effect even after Tenant's due and timely exercise of an option to extend if, after such exercise, but prior to the commencement of the extension term, (1) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of sixty (60) days after such obligation

* confidential treatment
becomes due (without necessity of Landlord to give notice to Tenant), or (2) Tenant fails to commence to cure a non-monetary default within thirty (30) days after the date Landlord gives notice to Tenant of such default.

     41. RIGHT OF FIRST REFUSAL TO PURCHASE PREMISES. Tenant shall have the right of first refusal to purchase the Premises ("Right of First Refusal") upon the following terms and conditions:

               41.1 If at any time during the initial or any extended term of this Lease Landlord determines to sell the Premises, Landlord shall give written notice to Tenant ("Right of First Refusal Notice") of the economic terms and conditions on which Landlord would be willing to sell the Premises. If Tenant, within fifteen (15) days after receipt of Landlord's Right of First Refusal Notice, agrees in writing to purchase the Premises on the terms and conditions stated in the notice, Landlord shall sell and convey the Premises to Tenant on the economic terms and conditions stated in the notice.

               41.2 If Tenant does not agree in writing to purchase the Premises within fifteen (15) days after receipt of Landlord's Right of First Refusal Notice, or if Landlord and Tenant have not entered into a purchase and sale agreement within thirty (30) days thereafter, Landlord shall have the right to sell and convey the Premises to a third party on economic terms and conditions no more favorable than the economic terms and conditions stated in the Right of First Refusal Notice, except that the purchase price may be two and one half percent (2.5%) less than that stated in the Right of First Refusal Notice, and, upon any such sale, the Right of First Refusal shall terminate. If Landlord does not sell and convey the Premises within one hundred eighty (180) days after the Right of First Refusal Notice, any sale transaction thereafter shall be deemed a new determination by Landlord to sell and convey the Premises and the provisions of this Section shall again be applicable.

               41.3 If Tenant purchases the Premises pursuant to the Right of First Refusal, this Lease shall terminate on the date title vests in Tenant, and Landlord shall remit to Tenant all prepaid and unearned Rent. Notwithstanding the foregoing, if Tenant, at its option, should determine to take title to the Premises in the name of an affiliate of Tenant, this Lease shall not terminate on the date title vests in any such affiliate of Tenant unless Tenant and such affiliate agree otherwise.

               41.4 The Right of First Refusal herein granted to Tenant is not assignable separate and apart from this Lease.

               41.5 Tenant shall not have the right to exercise the Right of First Refusal, notwithstanding anything set forth above to the contrary: (a) During the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease and continuing until the default alleged in said notice is cured; (b) During the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid without any necessity for notice thereof to Tenant and continuing until the obligation is paid; or (c) After the expiration or earlier termination of this Lease. The period of time within which the Right of First Refusal may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Right of First Refusal because of the foregoing provisions. At the election of Landlord, all rights of Tenant under the provisions of this Article 40 shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the Right of First Refusal, if, after such exercise, but prior to the transfer of title, (1) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of thirty
(30) days after such obligation becomes due (without necessity of Landlord to give notice to Tenant), or (2) Tenant fails to commence to cure a default within thirty (30) days after the date Landlord gives notice to Tenant of such default.

 .       42.    MISCELLANEOUS

                42.1 TERMS AND HEADINGS. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                42.2 EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

                42.3 TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

                42.4 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

                42.5 CONSENTS. Whenever consent or approval of either party is required, that party shall not unreasonably withhold or delay such consent or approval, except as may be expressly set forth to the contrary.

                42.6 ENTIRE AGREEMENT. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

                42.7 SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

                42.8 RECORDING. Within ten (10) days from the execution of this Lease, Landlord and Tenant shall record a short form memorandum hereof, which includes references to the right of first refusal contained herein, subject to the requirement to execute and deliver a quitclaim deed pursuant to the provisions of Section 34.1 hereof.

                42.9 IMPARTIAL CONSTRUCTION. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

                42.10 INUREMENT. Each of the covenants, conditions, and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Premises or any part thereof in any manner whatsoever. Nothing in this Section 42.10 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.

                42.11 FORCE MAJEURE. If either party cannot perform any of its obligations (other than Tenant's obligation to pay Rent), or is delayed in such performance (other than Tenant's obligation to pay Rent), due to events beyond such party's control, the time provided for performing such obligations shall be extended by a period of time equal to the delay attributable to such events. Events beyond a party's control include, but are not limited to, acts of God (including earthquake), war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortage of labor or material, government regulation or restriction and weather conditions, but do not include financial inability to perform.

                42.12 NOTICES. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery, by facsimile transmission, or by mail, and if given by personal delivery or facsimile transmission shall be deemed given on the date of delivery or transmission, and if given by mail shall be deemed sufficiently given three (3) days after time when deposited in United States Mail if sent by registered or certified mail, addressed to Tenant at the Premises, or to Tenant or Landlord at the addresses shown in Section 2.1.6 hereof. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

               42.13 AUTHORITY TO EXECUTE LEASE. Landlord and Tenant each acknowledge that it has all necessary right, title and authority to enter into and perform its obligations under this Lease, that this Lease is a binding obligation of such party and has been authorized by all requisite action under the party's governing instruments, that the individuals executing this Lease on behalf of such party are duly authorized and designated to do so, and that no other signatories are required to bind such party.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

SCIENCE PARK CENTER LLC
A California limited liability company

By Nexus Properties, Inc.
A California corporation
Manager

By:  /s/ MICHAEL J. REIDY
     ------------------------------
        Michael J. Reidy
        Chief Executive Officer

By Neurocrine Biosciences, Inc.
A Delaware corporation
Manager

By:  /s/ PAUL W. HAWRAN
     ------------------------------
        Paul W. Hawran
        Senior Vice President


TENANT:

NEUROCRINE BIOSCIENCES, INC.
A Delaware corporation


By:  /s/ PAUL W. HAWRAN
     ------------------------------
        Paul W. Hawran
        Senior Vice President

                                   EXHIBIT "A"

                                   WORK LETTER

                          ATTACHMENT A-3 TO EXHIBIT "A"

                                PROJECT PROFORMA

                                   NEUROCRINE
                              *** SF R&D FACILITY
                           PRELIMINARY COST PRO FORMA
                                      ***


***


* confidential treatment

                                   EXHIBIT "B"

                FORM OF ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE

                   ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE


     Pursuant to Section 4.3 of that certain Lease dated July 31, 1997, by and between SCIENCE PARK CENTER LLC, a California limited liability company, Landlord, and NEUROCRINE BIOSCIENCES, INC., a Delaware corporation, Tenant, for the Premises described in the Lease located at Lot 30 of Torrey Pines Science Center Unit No. 2, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 12845, filed in the Office of the County Recorder of San Diego County on July 23, 1991, we hereby acknowledge that the Term Commencement Date of the Lease, as defined therein, is ___________________, 1998, and the Term Expiration Date of the Lease, as defined therein, is _____________, 20____.

     IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgement of Term Commencement Date as of ______________, 1998.



LANDLORD:

SCIENCE PARK CENTER LLC
A California Limited Liability Company
By Nexus Properties, Inc.
A California Corporation
Its Manger



By:
   ----------------------------------
   Authorized Officer


TENANT:

NEUROCRINE BIOSCIENCES, INC.
A Delaware corporation


By:
  ----------------------------------
  Authorized Officer

                                   WORK LETTER

                                TABLE OF CONTENTS

                                                                                           PAGE


           ARTICLE 1 - DEFINITIONS...........................................................1
           -----------------------

1.1        Building..........................................................................1
1.2        City..............................................................................1
1.3        Construction Panel................................................................1
1.4        Cost Estimate.....................................................................1
1.5        Force-Majeure Delay...............................................................2
1.6        Improvements......................................................................3
1.7        Landlord-Caused Delay.............................................................3
1.8        Landlord's Representative.........................................................3
1.9        Project...........................................................................3
1.10       Project Architect.................................................................3
1.11       Project Contractor................................................................3
1.12       Project Package...................................................................3
1.13       Project Plans.....................................................................3
1.14       Project Schedule..................................................................3
1.15       Project Work......................................................................4
1.16       Substantially Complete............................................................4
1.17       Tenant's Construction Representatives.............................................4
1.18       Tenant's Equipment................................................................4
1.19       Tenant-Caused Delay...............................................................4

           ARTICLE 2 - GENERAL REQUIREMENTS..................................................4
           --------------------------------

2.1        Project Schedule..................................................................4
2.2        Consents and Approvals............................................................4
2.3        Approvals of Contracts............................................................5
2.4        Time of the Essence...............................................................5

           ARTICLE 3 - PROJECT PLANS.........................................................5
           -------------------------

3.1        Familiarization with Documents by Architects......................................5
3.2        Preparation and Approval of Project Plans.........................................5
3.3        Building Permit for Project Work..................................................5

           ARTICLE 4 - COST ESTIMATE FOR PROJECT WORK........................................5
           ------------------------------------------

4.1        Estimate of the Project Work Costs................................................5
4.2        Tenant Approval of Cost Estimate..................................................6

4.3        Tenant Approval of Payments.......................................................6
4.4        Adjustments to Cost Proforma......................................................7

           ARTICLE 5 - CONSTRUCTION..........................................................7
           ------------------------

5.1        Construction of the Project Work..................................................7
5.2        Installation of Tenant's Equipment................................................7
5.3        Tenant's Construction Representative..............................................7
5.4        Construction Period Insurance.....................................................7
5.5        Contractor and Subcontractor Insurance............................................8
5.6        As-Built Drawings.................................................................9
5.7        Reliance on Construction Warranties...............................................9

           ARTICLE 6 - COMPLETION AND RENT COMMENCEMENT......................................9
           --------------------------------------------

6.1        Completion of the Work and Commencement Date......................................9
6.2        Delivery of the Premises..........................................................9
6.3        Walk-Through.....................................................................10
6.4        Notice of Completion.............................................................10
6.5        Warranties and Guarantees........................................................10

           ARTICLE 7 - CONSTRUCTION DISPUTE RESOLUTION......................................10
           -------------------------------------------

7.1        Dispute Resolution...............................................................10
7.2        Notice...........................................................................11
7.3        Resolution by Construction Panel.................................................11
7.4        Resolution by Arbitrator.........................................................11
7.5        Interpretation and Resolution....................................................11
7.6        Continued Performance............................................................11
7.7        Binding Resolution...............................................................11

ATTACHMENT A-1 TO EXHIBIT "A" - DESCRIPTION OF PROJECT PACKAGE

ATTACHMENT A-2 TO EXHIBIT "A" - PROJECT SCHEDULE

                                   WORK LETTER

        This Work Letter ("Work Letter") dated July 31, 1997, is made by and between SCIENCE PARK CENTER LLC, a California limited liability company ("Landlord"), and NEUROCRINE BIOSCIENCES, INC., a Delaware corporation ("Tenant"), and is attached to and made a part of the Lease of the same date by and between such parties ("Lease").

                                    ARTICLE 1
                                   DEFINITIONS

        Capitalized terms not otherwise defined in the Lease shall have the meaning set forth below. Except as defined in this Work Letter to the contrary, all terms utilized in this Work Letter shall have the same meaning ascribed to them in the Lease. When consents or approvals are to be provided by or on behalf of either party, the term "Landlord" or "Tenant", as the case may be, shall include Landlord's Representative and Tenant's Representative, as the case may be. The provisions of the Lease, except where clearly inconsistent or inapplicable to this Work Letter, are incorporated into this Work Letter.

        1.1 "BUILDING." That certain building consisting of two levels over a subterranean area, including all core, shell and tenant improvements, as described in the Project Plans.

        1.2 "CITY." The City of San Diego, and any other governmental agencies and entities involved in the permit and approval process for the Project Plans.

        1.3 "CONSTRUCTION PANEL." A panel consisting of one of Landlord's Representatives, one of Tenant's Representatives, the Project Architect, and the Project Contractor.

        1.4 "COST ESTIMATE." An estimate of the cost of materials and construction for completing the Project Work, including without limitation the following (if and to the extent approved by Tenant pursuant to Section 4.2):

               (a) "Direct Cost of Construction", which includes the costs of labor and material provided by subcontractors to the Project Contractor, including design-build and design-assist engineering subcontractors;

               (b) "General Work", which includes direct costs for the project manager, field superintendent, on-site administrative support, general labor (including trash removal) provided by the Project Contractor, miscellaneous materials/tools provided by the Project Contractor, on site office supplies, blue prints, safety equipment, and security (or otherwise as required in the Project Contractor's general conditions if approved by Tenant pursuant to
Section 4.2 hereof);

               (c) "Permits", which includes the building permits and related fees for the Project Work, including but not limited to plan check and building permit fees, water, sewer and other utility connection or service fees (including fees for excess capacity), health department fees, hazardous material permit fees, and any other similar fees;

               (d) "Temporary Facilities", which includes on-site trailer, temporary electrical, water and sewer, rental furniture, telephone, trash receptacles, toilet rental, equipment and tool rentals, and medical supplies;

               (e) "On-Site Supervision", which includes an allocable portion of the salary of any on-site supervisor of the Project Contractor and the cost of any on-site construction facilities, including, but not limited to, office supplies, postage, maintenance, telephone, and utilities, but excluding any such items included among "General Work", "Temporary Facilities", and "Overhead";

               (f) "Overhead", which includes general administrative overhead of the Project Contractor associated with the Project Work, including salaries and benefits for receptionist, secretarial, accounting, estimating, department head supervision, licenses, legal, insurance, office supplies, postage, computer supplies and maintenance, telephone, rent, utilities, off-site office furniture rental, office equipment maintenance and equipment property tax, and all other main office administrative, accounting and other overhead costs (or otherwise described in the Project Contractor's general conditions);

               (g) "Bonds", which includes the expense of any bond which may be required of the Project Contractor by the City, Landlord, Tenant, or the construction lender;

               (h) "Insurance", which includes premiums for the insurance described in Sections 5.4 and 5.5 hereof;

               (i) "Contractor's Fee", which includes a fixed amount equal to a percentage of the Direct Cost of Construction; and

               (j) "Contingency", which includes an amount equal to a percentage of the Direct Costs of Construction to be reserved for costs for adjustments to the actual costs of subcontractor's work associated with the scope of work as described by the Project Plans as bid and not for Changes for revised scope of work.

        1.5 "FORCE-MAJEURE DELAY." Any delay which is attributable to any: (1) Actual delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto or their contractors or other representatives), civil disturbance, future order of any governmental entity claiming jurisdiction, act of a public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body; (2) delay attributable to the failure to secure permits and approvals within the time periods set forth in the Project Schedule due to action or inaction of the City; (3) delay in completing plans and specifications because of changes in any laws (including, without limitation, the Americans with Disabilities Act of 1990, Pub. L. 101-336 (the "ADA")) or building requirements, or the interpretation thereof; (4) delay attributable to lightning, earthquake, fire, rain, storm, hurricane, tornado, flood, washout, explosion, or any other cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives; or (5) failure of the Project Architect or the Project Contractor, or their respective contractors, agents or employees, to act within the time limits set forth in the Project Schedule and this Work Letter.

        1.6 "IMPROVEMENTS." Surface parking areas, landscaping, drainage, irrigation, gutters, sidewalks, lighting, walkways, driveways and other improvements and appurtenances relating to ingress and egress.

        1.7 "LANDLORD-CAUSED DELAY." Any delay, unless attributable to a condition or event described as a Force-Majeure Delay, caused by the failure of Landlord or its agents or employees to act within the time limits set forth in the Project Schedule and this Work Letter.

        1.8    "LANDLORD'S REPRESENTATIVE."  R. Darrell Gary or
Michael J. Reidy.

        1.9    "PROJECT."  The Land, Building and Improvements.

        1.10 "PROJECT ARCHITECT." Delawie Wilkes Rodrigues Barker & Bretton Associates AIA, the architect selected by Tenant and retained by Landlord for the design of the Building and Improvements, and civil engineers, structural engineers, landscaping architects and other consultants retained by the Project Architect.

        1.11 "PROJECT CONTRACTOR." R.G. Petty Construction, the contractor selected by Landlord and Tenant and retained by Landlord for the construction of the Building and Improvements.

        1.12 "PROJECT PACKAGE." Information and criteria regarding the design of the Project, consisting of the documents described on Attachment "A-1" attached hereto as they may be reasonably supplemented from time to time by Landlord, Tenant or the Project Architect, so long as such supplements are approved by Tenant.

        1.13 "PROJECT PLANS." Final calculations, designs, drawings and specifications prepared by the Project Architect and its engineers and other consultants for the Building and Improvements.

        1.14 "PROJECT SCHEDULE." The time and responsibility schedule for development, design and construction of the Building and Improvements, including time periods for preparation and review of construction documents, obtaining necessary approvals, construction of the Project Work, and other performances required by this Work Letter, whether by Landlord or by Tenant, as such schedule may be adjusted from time to time by mutual written agreement of Landlord and Tenant or as otherwise set forth in this Work Letter. The initial Project Schedule is attached hereto as Attachment "A-2".

        1.15 "PROJECT WORK." The construction, purchase and/or installation of the Building and Improvements.

        1.16 "SUBSTANTIALLY COMPLETE." "SUBSTANTIALLY COMPLETED," and "SUBSTANTIAL COMPLETION" shall have the meaning ascribed to them in Section 4.4 of the Lease.

        1.17 "TENANT'S CONSTRUCTION REPRESENTATIVES." Eric Spoor (Neurocrine Biosciences, Inc.) and J.R. (Ron) Sutliff (The Staubach Company).

        1.18 "TENANT'S EQUIPMENT." Equipment and other personal property required by Tenant in the operation of its business, other than such personal property installed as a part of the Project Work, including equipment and other installations necessary for obtaining a "right to occupy" from the City.

        1.19 "TENANT-CAUSED DELAY." Any delay, unless attributable to a condition or event described as a Force-Majeure Delay, (i) caused by the failure of Tenant or its agents or employees to act within the time limits set forth in the Project Schedule and this Work Letter; (ii) in receiving or installing equipment ordered to Tenant's specifications or in receiving permits, permissions or approvals for the storage or use of Hazardous Material which are the responsibility of Tenant to obtain; (iii) resulting from Tenant's request for materials, finishes or installations which are unavailable or nonstandard;
(iv) resulting from Tenant's inability or failure to procure an approved Hazardous Material summary and business plan; (v) resulting from the untimely delivery or installation of any of Tenant's Equipment; and (vi) caused by physical interference with or damage to the Project Work by Tenant or its agents or employees.

                                    ARTICLE 2
                              GENERAL REQUIREMENTS

        2.1 PROJECT SCHEDULE. Landlord and Tenant agree to develop, design and construct the Building and Improvements in accordance with this Work Letter and the time and responsibility criteria set forth in the Project Schedule.

        2.2 CONSENTS AND APPROVALS. Any consents or approvals required or allowed by this Work Letter shall not be unreasonably withheld or delayed.

        2.3 APPROVALS OF CONTRACTS. Both Landlord and Tenant shall have the right to review and approve the contracts with the Project Architect and the Project Contractor.

        2.4 TIME OF THE ESSENCE. Landlord and Tenant agree that time and strict punctual performance are of the essence with respect to this Work Letter and the Project Schedule.

                                    ARTICLE 3
                                  PROJECT PLANS

        3.1 FAMILIARIZATION WITH DOCUMENTS BY ARCHITECTS. The Project Architect, prior to preparation of the Project Plans, and each engineer, consultant and other professional retained by the Project Architect, shall thoroughly familiarize themselves with this Work Letter, the Project Package, all applicable building codes, and all other applicable city, county, state and federal ordinances, rules and regulations, including, without limitation, the energy conservation and handicap access requirements of Title 24 of the California Administrative Code and the Americans With Disabilities Act, and shall prepare the Project Plans with full knowledge and compliance therewith. The Project Architect, and each engineer retained by the Project Architect, shall be fully qualified and licensed by the State of California to prepare the plans they are responsible for.

        3.2 PREPARATION AND APPROVAL OF PROJECT PLANS. On or before the date specified in the Project Schedule, the Project Architect shall prepare the Project Plans, subject to the approval of Landlord and Tenant.

        3.3 BUILDING PERMIT FOR PROJECT WORK. On or before the date set forth in the Project Schedule, the Project Architect shall obtain a building permit (and any approvals and permits required from the local health department and any other governmental agencies) required for the construction of the Project Work from the City. If the City rejects the Project Plans and thereby prevents the issuance of a building permit, the Project Architect shall immediately make all necessary changes required by the City and approved by Tenant. Upon the City's approval of the Project Plans and permit application, the building permit shall be delivered to the Project Contractor with an approved set of Project Plans marked "for construction". The Project Plans shall not be modified in any way without the consent of Tenant.

                                    ARTICLE 4
                         COST ESTIMATE FOR PROJECT WORK

        4.1    ESTIMATE OF THE PROJECT WORK COSTS.

               4.1.1. On or before the date the Project Plans are submitted to the City for plan check, and within the period of time set forth in the Project Schedule, Landlord and Tenant shall submit to the Project Contractor a list of at least three acceptable subcontractors from each major trade from whom Landlord and Tenant desire to receive bids for the Project Work; provided, however, Landlord and Tenant may select design-build and design-assist subcontractors on a negotiated basis.

               4.1.2. The Project Contractor shall put Project Plans out to bid to the subcontractors selected by Landlord and Tenant within the time period set forth in the Project Schedule, and shall promptly provide the bids in a form pre-approved by Landlord and Tenant to Landlord and Tenant when received. Landlord and Tenant shall select one subcontractor bid from each trade and deliver a list of selected subcontractors and their respective bids to the Project Contractor within the time period specified in the Project Schedule.

        4.2    TENANT APPROVAL OF COST ESTIMATE.

               4.2.1. The Project Contractor shall prepare the Cost Estimate, and shall submit to Tenant, within the time period set forth in the Project Schedule, the Cost Estimate prepared by the Project Contractor for Tenant's approval.

               4.2.2. Tenant shall, within five (5) business days after receipt of the Cost Estimate, either approve the Cost Estimate, or disapprove the Cost Estimate with specific instructions to the Project Architect and the Project Contractor to reduce the scope of the Project Work.

               4.2.3. If Tenant disapproves the Cost Estimate with instructions to reduce the scope of the Project Work, the Project Architect shall revise the Project Plans accordingly, if required, and the Project Contractor shall cause the Project Plans, as revised, to be re-bid in accordance with Section 4.1, and shall prepare a revised Cost Estimate and deliver it to Tenant for approval or disapproval in accordance with this Section 4.2. Any subsequent reduction in the scope of the Project Work and re-bid shall be subject to the same procedures as set forth in this Article 4.

               4.2.4. Within ten (10) days after Tenant approves the original Cost Estimate or any Revised Cost Estimate, Landlord shall enter into a construction contract with the Project Contractor for construction of the Project Work, and Landlord shall provide Tenant with a copy thereof. Landlord and Tenant and their designated representatives shall have the right, at all reasonable times, to audit the Project Contractor's financial and accounting records in connection with the construction of the Project Work.

        4.3 TENANT APPROVAL OF PAYMENTS. Tenant shall have the right to approve all payments made to Landlord or any third party in connection with the construction of the Project Work. Landlord and Tenant acknowledge that Tenant has agreed to pay to Nexus Properties, Inc. a fee for development services pursuant to the terms of Landlord's operating agreement. Without limiting the generality of the first sentence of this paragraph, Tenant shall have the right to approve all other payments to Nexus Properties, Inc. or any of its affiliates in connection with the Project Work.

        4.4 ADJUSTMENTS TO COST PROFORMA. A preliminary cost proforma for the construction of the Project Work is attached hereto as Attachment A-3. Upon Tenant's approval of the Cost Estimate, Landlord and Tenant shall revise the proforma to reflect any changes based upon the Cost Estimate. Landlord and Tenant acknowledge that Basic Annual Rent payable under the Lease may be adjusted pursuant to Section 6.1 of the Lease based upon the total cost for the acquisition, development and construction of the Project Work ("Project Cost"). Landlord and Tenant agree that any such adjustment shall be based upon the final Project Cost for the Project Work as determined by Landlord and Tenant.

                                    ARTICLE 5
                                  CONSTRUCTION

        5.1 CONSTRUCTION OF THE PROJECT WORK. As soon as practical after receipt of the building permit for the Project Work, the Project Contractor shall construct the Project Work within the time period set forth in the Project Schedule and in accordance with the Project Plans.

        5.2 INSTALLATION OF TENANT'S EQUIPMENT. Tenant agrees to install Tenant's Equipment within the time period set forth in the Project Schedule. Tenant's Equipment shall be installed in compliance with all governmental ordinances, rules and regulations relating thereto and shall not be constructed in a manner inconsistent with the approved Project Plans.

        5.3 TENANT'S CONSTRUCTION REPRESENTATIVES. At least one of Tenant's Construction Representatives shall participate in all meetings with the Project Contractor and subcontractors involved in the construction of the Project Work. Any questions arising during construction shall be directed to one of Tenant's Construction Representatives.

        5.4 CONSTRUCTION PERIOD INSURANCE. From the commencement until the completion of the Project Work, Landlord shall obtain and maintain, or shall cause to be obtained and maintained,

               (i) comprehensive general liability insurance, on an occurrence basis in amounts sufficient to protect Tenant and Landlord from and against liability for death or injury to persons and for damage to property caused by or arising from the performance of the Project Work. All such insurance shall name Tenant and Tenant's Representative as an additional insureds; and

               (ii) "all risk" builder's risk insurance covering the Project Work, including, but not limited to, coverage against loss of damage by fire, vandalism and malicious mischief, covering improvements in place and all material and equipment at the job site furnished under contract, in an amount equal to one hundred percent (100%) of the full replacement value thereof.

               All of the policies of insurance referred to in this section shall be written by companies authorized to do business in California and rated A VII or better in Best's Insurance

Guide. Each insurer referred to in this article shall agree, by endorsement on the applicable policy or by independent instrument furnished to Landlord, that it will give Landlord, and Landlord's lenders if required by such lenders, and Tenant, at least thirty (30) days' prior written notice by registered mail before the applicable policy shall be cancelled or altered in coverage, scope, amount or other material term, except in the case of non-payment of premium, in which event the policy may be cancelled on ten (10) days' prior written notice.

               Landlord's responsibility to provide insurance under this Section
5.4 shall be satisfied to the extent such insurance is provided by contractors under the following Section 5.5 hereof.

        5.5 CONTRACTOR AND SUBCONTRACTOR INSURANCE. The Project Contractor and all other contractors and subcontractors shall carry worker's compensation insurance covering all of their respective employees as more particularly specified below; and shall also carry public liability insurance, including property damage, with limits and in the same form and with the same companies as required to be carried by Tenant under the Lease except as stated otherwise below; and the policies therefor shall insure Landlord and Tenant as their interests may appear, as well as the contractor or subcontractor. Such policies shall name Landlord, Tenant, Landlord's Representative, Tenant's Representative, and, if requested by Landlord, Landlord's mortgagees or beneficiaries, as additional loss payees and shall be for the mutual and joint benefit and protection of Landlord, Tenant, and Landlord's mortgagees or beneficiaries, as their interests may appear. The Project Contractor's and all other contractor's and subcontractor's required minimum coverages and limits of liability are as follows:

               (a) Worker's compensation, including employer's liability insurance, with limits of not less than Two Million Dollars ($2,000,000.00), with the policy in full compliance with all current laws governing workers' compensation insurance in California.

               (b) Comprehensive general liability insurance (including contractor's protective liability) in an amount not less than Two Million Dollars ($2,000,000.00) combined single limit (CSL) bodily injury and property damage. Such insurance shall provide for explosion, collapse, underground hazards (X.C.U.) coverage and broad form contractual liability coverage and shall insure the general contractor and/or subcontractors against any and all claims for personal injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contract and whether such operations are performed by the general contractor, subcontractor or any of their subcontractors, or by anyone directly or indirectly employed by any of them. Fire liability shall be maintained in the amount of the costs of construction or an appropriate amount deemed reasonable by the Landlord.

               (c) Comprehensive automobile liability insurance, including the ownership, maintenance and operation of any automotive equipment owned, hired and non-owned in the following minimum amounts: Bodily Injury and Property Damage, each occurrence, Combined Single Limit of One Million Dollars ($1,000,000.00).

        5.6 AS-BUILT DRAWINGS. The Project Architect and the Project Contractor shall maintain a set of "as-built" drawings of the Premises, which shall be available for inspection by Landlord and Tenant at the construction office during normal business hours. Copies of the completed set of "as-built" drawings shall be provided to Landlord and Tenant at the completion of the Project Work.

        5.7 RELIANCE ON CONSTRUCTION WARRANTIES. Landlord and Tenant acknowledge that, under Article 14 and other provisions of the Lease and this Work Letter, each may have the non-exclusive benefit of any applicable warranties from design professionals, contractors, materialmen, manufacturers, or other responsible parties. Landlord and Tenant each assumes responsibility to inquire into and be fully informed regarding provisions of any applicable warranties, and the other party shall bear no responsibility therefor.

                                    ARTICLE 6
                        COMPLETION AND RENT COMMENCEMENT

        6.1    COMPLETION OF THE WORK AND COMMENCEMENT DATE.

               6.1.1. Landlord shall use commercially reasonable efforts to Substantially Complete the Project Work within the time periods indicated in the Project Schedule and on or before the estimated Term Commencement Date set forth in Section 2.1.4(a) of the Lease as such time is extended one day for each day of delay resulting from a Force-Majeure Delay or Tenant-Caused Delay.

               6.1.2. The estimated Term Commencement Date and Tenant's obligation to pay Basic Annual Rent and Additional Rent under the Lease shall be extended one day for each day of delay in Substantial Completion of the Project Work which results from any cause other than a Tenant-Caused Delay. Tenant-Caused Delays shall not extend the estimated Term Commencement Date, but shall extend Landlord's obligation to Substantially Complete the Project Work by the estimated Term Commencement Date.

        6.2 DELIVERY OF THE PREMISES. Landlord shall deliver the Premises to Tenant upon Substantial Completion of the Project Work in clean and operating condition, subject to typical punch-list items. The term "clean and operating condition" shall include the following: (a) tile floors are wet mopped, waxed and buffed, and carpets are vacuumed; (b) walls and partitions are cleaned and major holes are filled and touched up; (c) glass is cleaned on both sides; (d) trash, dirt and left-over materials are removed from the Premises and the Building entrance area; (e) air-conditioning, heating and ventilating system is in operating condition and approximately regulated; and (f) plumbing, electrical and elevator systems are in operating condition. Punch-list items may include such minor pick-up work as would not materially interfere with Tenant's occupancy and use of the Premises for the purpose for which they are to be used; provided, however, as to those portions of the Premises designed to be used as scientific research laboratories, in no event shall punch-list items include work which would unreasonably interfere with Tenant's use of such laboratories for the purpose for which they are intended. Any dispute between Landlord and Tenant regarding whether a punch-list item unreasonably interferes with Tenant's use of the laboratory areas of the Premises for the purpose for which they are intended shall be resolved in accordance with Article 7 of this Work Letter.

        6.3 WALK-THROUGH. On or before the date Tenant occupies the Premises for the purpose of conducting its business therein, Landlord and Tenant shall conduct a walk-through inspection of the Premises and shall jointly prepare a list of initial construction items that need to be corrected. Landlord shall cause the Project Contractor to correct such items within thirty (30) days thereafter, provided, however, if by the nature of such correction more than thirty (30) days is required to effect such correction, Landlord shall not be in default hereunder if such correction is commenced within such thirty (30) day period and is diligently pursued to completion.

        6.4 NOTICE OF COMPLETION. Within five (5) days after Substantial Completion, Landlord shall execute and file a notice of completion with respect thereto and furnish a copy thereof to Tenant upon recordation. Tenant, at Tenant's option, may itself execute and file the same on behalf of Landlord.

        6.5 WARRANTIES AND GUARANTEES. Each contractor and subcontractor participating in the Project Work shall guarantee that the portion thereof for which he is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of the recording of the certificate of completion of the Premises. Every such contractor or subcontractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract which shall become defective within one (1) year after the date of the recording of the certificate of completion. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of the Building and Land Improvements which may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to any work shall be contained in the contract or subcontract which shall be so written that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Landlord covenants to give to Tenant any assignment or other assurances necessary to effect such right of direct enforcement.

                                    ARTICLE 7
                         CONSTRUCTION DISPUTE RESOLUTION

        7.1 DISPUTE RESOLUTION. If any dispute arises in connection with this Work Letter, such dispute shall be resolved in accordance with this Article. All proceedings contemplated by this Article shall take place at the location for all job-site meetings, unless the Construction Panel unanimously agrees to another location, or unless any Arbitrator appointed hereunder selects another location.

        7.2 NOTICE. All disputes to be determined in accordance with this Article shall be raised by Landlord or Tenant by written notice to the other party. Notice of any dispute with an issue resolved in any minutes of a periodic on-site review meeting must be given within thirty (30) days of receipt of the minutes, or the resolution of the issue as reflected in the minutes shall be deemed conclusive.

        7.3 RESOLUTION BY CONSTRUCTION PANEL. The Construction Panel shall meet within two (2) business days of receipt of the notice and attempt in good faith to resolve the dispute by unanimous agreement.

        7.4 RESOLUTION BY ARBITRATOR. If the Construction Panel has not resolved the dispute for any reason within four (4) business days of receipt of the notice, it shall promptly select by unanimous agreement a disinterested arbitrator ("Arbitrator") with extensive development and construction experience to resolve the dispute. In the event a selection is not made within six (6) business days after the written notice, the Arbitrator shall, upon the request of Landlord or Tenant, be appointed by the American Arbitration Association. Once an Arbitrator is appointed hereunder, such Arbitrator shall serve as Arbitrator for all subsequent disputes arising in connection with this Work Letter unless the Construction Panel unanimously agrees otherwise. The Arbitrator shall resolve the dispute as soon as is reasonably practical in accordance with the provisions of Section 1280 et seq. of the Code of Civil Procedure. The cost for the Arbitrator's services shall be paid by the non-prevailing party in the dispute being determined by the Arbitrator, unless the Arbitrator determines otherwise.

        7.5 INTERPRETATION AND RESOLUTION. In determining any dispute, the Construction Panel and the Arbitrator shall apply the pertinent provisions of this Work Letter and the Lease. As part of resolving a dispute, the Construction Panel or the Arbitrator, as the case may be, shall determine the days of delay, if any, in completing the Project Work which directly result from the dispute being considered by the Construction Panel or the Arbitrator, and from the proceedings pursuant to this Article 7. The days of delay shall be designated as either Force-Majeure Delays, Landlord-Caused Delays or Tenant-Caused Delays or any combination thereof as determined by the Construction Panel or the Arbitrator, as the case may be.

        7.6 CONTINUED PERFORMANCE. During any proceedings pursuant to this Article, Landlord and Tenant shall, to the extent possible, continue to perform and discharge all of their respective obligations under this Work Letter and the Lease.

        7.7 BINDING RESOLUTION. Any and all decisions of the Construction Panel made by unanimous agreement as to the matter in dispute shall be binding upon both Landlord and Tenant. In the absence of such unanimous agreement, any and all decisions by the Arbitrator shall be binding upon both Landlord and Tenant. The provisions of this Article 7 is an arbitration agreement enforceable under Section 1280 et seq. of the Code of Civil Procedure.




                                      -11

        IN WITNESS WHEREOF, the parties hereto have executed this Work Letter to be effective on the date first above written.





LANDLORD:

SCIENCE PARK CENTER LLC
A California limited liability company

By Nexus Properties, Inc.
A California corporation
Manager

By:
   --------------------------------------
        Michael J. Reidy
        Chief Executive Officer

By Neurocrine Biosciences, Inc.
A Delaware corporation
Manager

By:
    -------------------------------------
        Paul W. Hawran
        Senior Vice President


TENANT:

NEUROCRINE BIOSCIENCES, INC.
A Delaware corporation


By:
    -------------------------------------
        Paul W. Hawran
        Senior Vice President




                                      -12

                          ATTACHMENT A-1 TO EXHIBIT "A"

                         DESCRIPTION OF PROJECT PACKAGE


      (a) "Project Plans", as described in the Work Letter;

      (b) Hazardous Material Documents, as such are defined in Section 39.5 of the Lease;

      (c) Declaration of Covenants, Conditions and Restrictions for Torrey Pines Science Center (Unit 2) dated June 22, 1994, and recorded on June 27, 1994 as File No. 1994-0405385 of the Official Records of San Diego County, California ("CC&Rs");

      (d) Articles of Incorporation and Bylaws of Torrey Pines Science Center Association for Unit 2;

      (e) Planned Industrial Development Permit No. 86-0884 and Planning Director Resolution No. 7658, dated September 26, 1988, as amended to incorporate the conditions of approval of Coastal Development Permit No. 6-88-504, and including a copy of the City regulations for the SR Zone, and amended PID 96-0738;

      (f) Coastal Development Permit No. 6-88-504, approved February 5, 1991, and all conditions of approval thereof;

      (g) Transportation Demand Management Program for Torrey Pines Science Center, prepared by the North City TMA Network, dated January 24, 1990;

      (h) Torrey Pines Science Center Signage Guidelines and Criteria, prepared by Graphics Solutions, dated November 17, 1989;

      (i) Final Map No. 12845;

      (j) Provisions of the SR Zone and other applicable zoning as such may be adopted or amended by the City of San Diego from time to time;

      (k) Preliminary title report issued by Chicago Title Company dated June 6, 1997 and identified as Order No. 007353168, as modified by that Supplemental Report dated June 16, 1997, as further modified by that Supplemental Letter dated June 17, 1997;

      (l) Preliminary Geotechnical Investigation prepared by Leighton Associates dated December 19, 1989;

      (m) As-Graded Geotechnical Report prepared by Leighton Associates dated December 12, 1991;

      (n) Grading Plans for Torrey Pines Science Center Unit 2, prepared by Rick Engineering and approved by the City Engineer on March 13, 1991, and a Certificate from Rick Engineering indicating that the Property has been graded in conformance with such Grading Plans;

      (o) Phase I Environmental Site Assessment prepared by Harding Lawson Associates dated October 19, 1988;

      (p) Phase II Environmental Site Assessment prepared by Harding Lawson Associates dated April 17, 1989;

      (q) Updated Phase 1 Environmental Site Assessment prepared by Harding Lawson Associates dated April 29, 1994;

      (r) Any updated Environmental Site Assessment prepared as a part of this transaction;

      (s) Documents evidencing the release of the Property from the Licenses described in Section 10.3 of the Lease;

      (t) Declaration of Restrictions and Maintenance Agreement executed by Chevron Land and Development Company and recorded on February 15, 1990 as File No. 90-086015 of the Official Records of San Diego County, California.

                          ATTACHMENT A-2 TO EXHIBIT "A"

                                PROJECT SCHEDULE